                    SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of
               the Securities Exchange Act of 1934
                        (Amendment No.  )


Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only (as permitted
     Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                     TJ INTERNATIONAL, INC.
_________________________________________________________________
        (Name of Registrant as Specified in Its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-
6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction
       applies:
        __________________________________________________

     2) Aggregate number of securities to which transaction
       applies:
        __________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         __________________________________________________

     4)  Proposed maximum aggregate value of transaction:
          _______________________________________________________

     5)  Total fee paid:
          _______________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
          _______________________________________________________

     2)  Form, Schedule or Registration Statement No.:
          _______________________________________________________

     3)  Filing Party:
          _______________________________________________________

     4)  Date Filed:
          _______________________________________________________

                  TJ INTERNATIONAL, INC. LOGO
                  NOTICE OF 1997 ANNUAL MEETING
                               AND
                         PROXY STATEMENT

                  TJ INTERNATIONAL, INC. LOGO

                           P.O. Box 65
                       Boise, Idaho 83707



                    NOTICE OF ANNUAL MEETING

          You are cordially invited to attend TJ International's annual meeting of stockholders. The meeting will be held in the Juniper Room of the Red Lion Riverside, 29th Street and Chinden Boulevard, Boise, Idaho, on Wednesday, May 21, 1997 at 10:30 a.m., Mountain Daylight Time.

          We hope you will be able to join us, but whether or not you plan to attend, it would be very helpful if you would sign the enclosed proxy card and return it in the envelope provided. Please do this immediately so that we can save the time and expense of contacting you again. Voting by proxy will not prevent you from voting in person if you attend the meeting, but will assure that your vote will be counted if you are unable to attend.

          The meeting will be held for the following purposes:

          1. To elect as directors the four (4) nominees listed in the accompanying Proxy Statement to hold office for three years.

          2.   To adopt the TJ International, Inc. Non-Employee
Directors 1997 Stock Plan, which provides for fair market value stock options, ownership guidelines, and stock awards.

          3.   To adopt the TJ International, Inc. Key Employees'
1996 Stock Option Plan, which provides for fair market value stock options.

          4. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending
January 3, 1998.

          5. To transact such further or other business as may properly come before the meeting, or any adjournments thereof. The Board of Directors has fixed Monday, March 24, 1997, at the close of business, as the record date for the determination of the stockholders entitled to notice of, and to vote at, this meeting.

          During the meeting, management will review the past year's performance and comment on the Company's future prospects. There will be time for any questions stockholders may have about the Company and its operations. Also, management representatives will be on hand to talk individually with stockholders about the Company's business.

          Your vote is important regardless of the number of shares you own. Please sign and date the enclosed proxy and return it promptly in the enclosed self-addressed, postage-paid envelope, so that your shares may be represented. If you attend this meeting, you may vote either in person or by your proxy.

          If you have any questions, please do not hesitate to contact us.


                                        RICHARD B. DRURY
                                        Secretary and Treasurer

Boise, Idaho
April 10, 1997

                         PROXY STATEMENT
                               OF
                     TJ INTERNATIONAL, INC.

                           P.O. Box 65
                       Boise, Idaho 83707
                         (208) 364-3300
            (First Mailed on or about April 10, 1997)


                        TABLE OF CONTENTS

SOLICITATION OF PROXIES                                         1
EXECUTION AND REVOCATION OF PROXY                               1
RECORD DATE, OUTSTANDING VOTING SECURITIES, AND VOTING RIGHTS 1 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT 1
ELECTION OF DIRECTORS (PROPOSAL 1)                              3
COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS               6
COMPENSATION OF DIRECTORS                                       7
PROPOSED NON-EMPLOYEE DIRECTORS 1997 STOCK PLAN (PROPOSAL 2)    7
COMPENSATION OF EXECUTIVE OFFICERS                              9
    Report of the Executive Compensation Committee              9
    Performance Graph                                          13
    Executive Compensation Tables                              14
PROPOSED KEY EMPLOYEES' 1996 STOCK OPTION PLAN (PROPOSAL 3) 16 RATIFICATION OF APPOINTMENT OF INDEPENDENT
AUDITORS (PROPOSAL 4)                                          18
STOCKHOLDER PROPOSALS                                          19
OTHER MATTERS                                                  19
APPENDICES
    "A" Non-Employee Directors 1997 Stock Plan
    "B" Key Employees' 1996 Stock Option Plan
    "C" Form of Proxy Card

                 ANNUAL MEETING OF STOCKHOLDERS
                          MAY 21, 1997

          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of TJ International, Inc., (the "Company") to be used at the Annual Meeting of Stockholders of the Company to be held in the Juniper Room of the Red Lion Riverside, 29th Street and Chinden Boulevard, Boise, Idaho, on Wednesday, May 21, 1997 at 10:30 a.m., Mountain Daylight Time. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are being first mailed to stockholders on or about April 10, 1997. All expenses of this solicitation of proxies will be borne by the Company.

                EXECUTION AND REVOCATION OF PROXY

          When stock is registered in the name of more than one person, each such person should sign the proxy. If the stockholder is a corporation, the proxy should be signed in its corporate name by an executive or other authorized officer. If the proxy is signed by an attorney, executor, administrator, trustee, guardian, or in any other representative capacity, the signor's full title should be given; and, if not previously furnished but available, a certificate or other evidence of appointment should be furnished.

          A proxy may be revoked by a stockholder at any time prior to the voting thereof by giving written notification to the Secretary of the Company, by delivering a later dated proxy, or by voting in person.

           RECORD DATE, OUTSTANDING VOTING SECURITIES,
                        AND VOTING RIGHTS

          Only stockholders of record at the close of business on March 24, 1997, will be entitled to vote at the meeting. As of the close of business on March 24, 1997, the Company had outstanding and entitled to vote at the meeting 17,654,008 shares of common stock and 1,160,993 shares of ESOP convertible preferred stock. Each such share of common or preferred stock shall be entitled to one vote on each proposition and one vote for each director to be elected. Abstentions and broker non-votes shall have no impact on the vote. Votes for directors may not be voted cumulatively.

          The shares represented by proxies will be voted by the proxyholders at the annual meeting (or any adjournment thereof) if the proxies are properly signed by the stockholders, duly returned to the Company, and not revoked. If the stockholder specifies a choice by means of the ballot provided on the proxy, the shares represented by proxy will be voted in accordance with such specification. In the absence of specific instructions, however, the shares represented by proxy will be voted in favor of the nominees and the propositions set forth in the Notice. Further, the proxyholders shall have discretionary authority to vote the shares represented by proxy on matters which the Company did not know, a reasonable time before this solicitation, would be presented at the annual meeting, and on any other matter with respect to which the rules and regulations of the Securities and Exchange Commission permit the solicitation of discretionary authority.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                         AND MANAGEMENT

          The following table sets forth security ownership information as of March 24, 1997, for (i) persons known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock, (ii) each director, (iii) each Named Executive Officer listed in the "EXECUTIVE COMPENSATION TABLES" set forth herein, and (iv) all directors and executive officers as a group:
                               -1-


NAME AND ADDRESS OF           AMOUNT AND NATURE OF     PERCENT
BENEFICIAL OWNER              BENEFICIAL OWNERSHIP     OF CLASS
-----------------------------------------------------------------
BENEFICIAL OWNERS OF MORE THAN FIVE PERCENT
-------------------------------------------

Trimark Financial Corporation      1,710,000 (1)       9.7%
  One First Canadian Place
  Suite 5600, P.O. Box 487April 8, 1997
  Toronto, Ontario, CANADA M5X 1E5

DIRECTORS AND NOMINEES
----------------------
Thomas H. Denig                       52,180 (2)       *
Robert B. Findlay                      8,000           *
Joyce A. Godwin                          525           *
J.L. Scott                            18,300           *
Jerre L. Stead                         4,000           *
Harold E. Thomas                     822,693 (3)(8)    4.7%
Arthur L. Troutner                   918,553 (4)(8)    5.2%
J. Robert Tullis                     458,118 (5)       2.6%
Steven C. Wheelwright                 13,800           *
William J. White                       3,000           *

OTHER NAMED EXECUTIVES
----------------------
Robert J. Dingman                     27,200 (6)       *
Randy W. Goruk                        28,729 (6)       *
Jody B. Olson                         20,714 (6)       *
Patrick D. Smith                      16,663 (6)       *
All Directors and Executive
Officers as a group                3,934,664 (7)       22.3%


*Less than one percent of class

(1) The beneficial ownership information is taken from a Securities and Exchange Commission Schedule 13G report, Amendment No. 1, dated February 5, 1997. Certain Trimark mutual funds (the "Funds"), which are trusts organized under the laws of Ontario, Canada, are owners of record of the above class of securities. Robert C. Krembil, a Canadian citizen, and Chairman and stockholder of Trimark Financial Corporation ("TFC"), is also an owner of record of a portion of the securities covered by the report. Trimark Investment Management Inc. ("TIMI"), a corporation incorporated under the laws of Canada, is a manager and trustee of the Funds. TIMI is qualified to act as an investment adviser and manager of the funds in the province of Ontario pursuant to a registration under the Securities Act (Ontario). TFC is a corporation incorporated under the laws of Ontario, Canada. It owns 100% of the voting equity securities of TIMI. Consequently, TFC may be deemed to be the beneficial owner of such securities.

(2) Mr. Denig directly owns 30,980 shares. The amount beneficially owned by Mr. Denig also includes 21,200 shares which are not outstanding but which are subject to certain options exercisable by Mr. Denig within 60 days of this Proxy Statement.

(3) Mr. Thomas directly owns 681,548 shares. The amount beneficially owned by Mr. Thomas, as reflected in the table, includes 41,089 shares held in a non-profit private foundation established for charitable, religious, or educational purposes, and 100,056 shares held in trust. The table does not include 188,962 shares owned by several Thomas family trusts for the benefit of Mr. Thomas' grandchildren because the trust agreements do not permit Mr. Thomas to exercise voting or investment power; and Mr. Thomas disclaims beneficial ownership of such shares. By virtue of their relationship, however, Mr. Thomas may influence the exercise of those powers by Mr. Tullis, the Trustee of the trusts.

(4) Mr. Troutner directly owns 180,952 shares. The amount beneficially owned by Mr. Troutner, as reflected in the table, includes 737,601 shares owned beneficially and of record by Katherine Troutner. Mr. Troutner disclaims any beneficial interest in these shares but has a contractual right to vote them until their sale or other disposition by Katherine Troutner; and the inclusion of such shares in the table showing the amount beneficially owned by Mr. Troutner shall not be construed as an admission that he is the beneficial owner of such shares.

(5) Mr. Tullis directly owns 97,900 shares. The amount beneficially owned by Mr. Tullis, as reflected in the table, includes 289,018 shares owned by the Thomas trusts mentioned in note (3) above, and 71,200 shares owned by unrelated trusts of which Mr. Tullis is Trustee. Mr. Tullis disclaims beneficial interest in the shares held by these trusts; and the inclusion of such shares in the table showing the amount beneficially owned by Mr. Tullis shall not be construed as an admission that he is the beneficial owner of such shares. Mr. Tullis is retiring at the end of his current term which expires at the May 1997 Annual Meeting, having reached mandatory retirement age.

(6) Messrs. Dingman, Goruk, Olson,and Smith directly own 14,080, 18,009, 16,194, and 10,223 shares, respectively. The amount beneficially owned by each of these individuals also includes 13,120, 10,720, 3,520, and 6,440, respectively, which are not outstanding but which are subject to certain options exercisable within 60 days of this Proxy Statement.

(7) The amount beneficially owned by all directors and officers includes those shares identified in the preceding footnotes. The amount beneficially owned by all directors and officers also includes 1,596,764 shares held by the Trustee for the Company's U.S. retirement plans. All of the Company's executive officers participate in these plans; and certain of the Company's employees administer these plans.

                               -2-


(8) In May 1983, the stockholders approved a stock purchase and resale agreement between the Company and four of the Company's stockholders ("Stockholders"), consisting of Harold E. Thomas and his wife Phyllis S. Thomas, Arthur L. Troutner, and Katherine Troutner, Mr. Troutner's former wife. The agreement provides that upon the death of a Stockholder, the Company is required to purchase (or to arrange for someone else to purchase) one-half of the total number of shares of the Company's stock owned by such Stockholder at the date of death. In addition, the Company has the option to purchase (or arrange for someone else to purchase) all or any part of the remaining shares of stock owned by such Stockholder. The agreement also provides that during the lifetime of the Stockholders, the Company shall have the right of first refusal with respect to voluntary or involuntary transfers of stock owned by any of the Stockholders, with certain exceptions. Any purchase price is based on average trading prices on the NASDAQ for specified periods of time prior to the purchase.


PREFERRED STOCK

          In September 1990, the Company issued 1,269,842 shares of $1.00 par value ESOP convertible preferred stock at $11.8125 per share (liquidation preference) to the employee stock ownership plan (ESOP). Each share of the preferred stock is convertible into the Company's common stock at the higher of the liquidation preference or the fair market value of the underlying common stock. The preferred stock has voting rights equal to one vote per share and is entitled to preferential dividends of $1.065 per share each year. The preferred stock is redeemable by the Company in certain situations. As of March 24, 1997, 1,160,993 shares of the preferred stock, representing 100% of the class, were held by the Trustee for the ESOP. All of the Company's executive officers participate in the ESOP; and certain of the Company's employees administer the ESOP.

                      ELECTION OF DIRECTORS
                          (PROPOSAL 1)

          The Company's Board of Directors is divided into three classes, as nearly equal in number as possible, so that each director serves a three-year term. Mr. J. Robert Tullis, a member of the Company's Board of Directors since 1960, is retiring at the end of his current term which expires at the May 1997 Annual Meeting, having reached mandatory retirement age. Ms. Joyce A. Godwin has consented to stand for election to fill the vacancy created by the retirement of Mr. Tullis. Messrs. J.L. Scott, Harold E. Thomas and William J. White, whose terms also expire at the May 1997 Annual Meeting, have been nominated to stand for reelection. The Board of Directors has been informed that all nominees are willing to serve as directors for three-year terms, and unanimously recommends a vote FOR all nominees.

          Information as to the nominees and as to each other
Director whose term will continue after the 1997 Annual Meeting of Stockholders is as follows:

NOMINEES FOR TERMS EXPIRING AT THE 2000 ANNUAL MEETING AND
PRINCIPAL OCCUPATION AND POSITION WITH TJ INTERNATIONAL

JOYCE A. GODWIN (3)
Albuquerque, New Mexico
          FORMER VICE PRESIDENT AND SECRETARY OF PRESBYTERIAN HEALTHCARE SERVICES, Albuquerque, New Mexico, from 1979 until her retirement in December 1993; also Chairman and President of Southwest Business Ventures, Inc., a holding company for Presbyterian Healthcare Services' for-profit ventures, from 1986 until 1989. Graduate of Florida State University. M.A. from George Washington University. Age 54. Currently a director of Public Service Company of New Mexico.

J.L. SCOTT (1) (3)
Las Vegas, Nevada

          FORMER PRESIDENT AND CHIEF EXECUTIVE OFFICER OF AMERICAN STORES CO., Salt Lake City, Utah (supermarkets, drug stores and combination food and drug stores) from June 1990 to September 1992; Vice Chairman and Chief Executive Officer of American Stores Co. from January 1989 to June 1990; Chairman and Chief Executive Officer of American Superstores, Inc. from June 1987 to January 1989; Vice Chairman and Chief Executive Officer of American Superstores, Inc., from January 1987 to June 1987; Chairman and Chief Executive Officer of J.L. Scott Enterprises, Inc., from 1980 to 1987. From 1975 to 1980, Mr. Scott was Chairman and Chief Executive Officer of the Great Atlantic and Pacific Tea Company, Inc. Prior to 1975, Mr. Scott served as Vice Chairman and Chief Executive Officer of Albertson's Inc. Graduate of Albertson College of Idaho. Age 67. Director since 1980. Currently a director of American Stores Co.

HAROLD E. THOMAS (1) (5)
200 E. Mallard Drive
Boise, Idaho

          CO-FOUNDER AND CHAIRMAN OF THE BOARD OF TJ
          INTERNATIONAL, INC. since 1960. Also served as President from 1960 to 1971; Chief Executive Officer from 1971 to 1975; again appointed Chief Executive
          Officer from 1979 to 1986. Graduate of the University of Idaho. Age 70. Director since 1960.

WILLIAM J. WHITE (1) (2)
5215 Old Orchard Road
Skokie, Illinois 60077-1076

          CHAIRMAN OF BELL & HOWELL COMPANY, Skokie, Illinois, since February, 1990. Also served as Chief Executive Officer of Bell & Howell Company from February, 1990 to February, 1997. Previously served as Chairman and President of Whitestar Graphics, Inc. since 1989; Executive Vice President and Director of USG Corporation, as well as President and Chief Executive Officer of its largest subsidiary, United States Gypsum from 1984 to 1989; President and Chief Operating Officer of Masonite Corporation from 1981 to 1984 (when it was acquired by USG Corporation). Graduate of Northwestern University and Harvard Business School. Age 58. Director since 1994. Currently a director of Bell & Howell Company, Reader's Digest Association, and Chicago Stock Exchange.

CONTINUING DIRECTORS
TERMS EXPIRING AT THE 1998 ANNUAL MEETING

THOMAS H. DENIG (1) (5)
200 E. Mallard Drive
Boise, Idaho

          PRESIDENT AND CHIEF EXECUTIVE OFFICER OF TJ
          INTERNATIONAL, INC., Boise, Idaho, since January 1995. Also serves as President and Chief Executive Officer of Trus Joist MacMillan a Limited Partnership, a joint venture between TJ International, Inc. and MacMillan Bloedel of America, since September 1991. President of Trus Joist Corporation, 1990 to 1991; and its Vice President, Eastern Operations, and Western Division Manager, 1974 to 1990. Lieutenant, U.S. Marine Corp prior to 1974. Graduate of Valpariso University. Age
          50. Director since February, 1995. Currently a director on the Trus Joist MacMillan Management Board.

ARTHUR L. TROUTNER
200 E. Mallard Drive
Boise, Idaho

          CO-FOUNDER OF TJ INTERNATIONAL, INC. and a consultant to the Company since March 1990. Formerly Vice President since 1960. Invented and obtained patents on many of the Company's structural products. Graduate of the University of Idaho. Age 75. Director since 1960.

STEVEN C. WHEELWRIGHT (2) (4)
Harvard School of Business
Morgan Hall T-75
Boston, Massachusetts

          SENIOR ASSOCIATE DEAN, CHAIR OF THE MBA PROGRAM, GRADUATE SCHOOL OF BUSINESS, HARVARD UNIVERSITY, Boston, Massachusetts, since October 1995. Also Class of 1949 Professor of Management, Graduate School of Business, Harvard University, since September 1988. Formerly Kleiner, Perkins, Caufield and Byers Professor of Management, Graduate School of Business, Stanford University, Stanford, California 1983-1988. Visiting professor, Harvard Business School, 1985-1986. Previously, faculty member of Stanford Graduate School of Business and Harvard Graduate School of Business. Author and co-author of numerous cases, articles, and books in the areas of product development manufacturing strategy, operations management, and forecasting. Graduate of University of Utah. MBA and Ph.D. from the Graduate School of Business, Stanford University. Age
          53. Director since 1980. Currently a director of Quantum Corp. and Heartport Corporation.

CONTINUING DIRECTORS
TERMS EXPIRING AT THE 1999 ANNUAL MEETING

ROBERT B. FINDLAY (3) (4)
925 W. Georgia St.
Vancouver, British Columbia

          PRESIDENT AND CHIEF EXECUTIVE OFFICER OF MACMILLAN BLOEDEL LIMITED, Vancouver, British Columbia, (forest products company) since December 1990. Senior Vice President for MacMillan Bloedel's world marketing group from April 1989 to December 1990; Senior Vice President for MacMillan Bloedel's Alberni Region from 1982 to 1989. Graduate of McGill University. Age 63. Director since 1991. Currently a director of MacMillan Bloedel Limited, Methanex Corporation, and Bank of Nova Scotia.

JERRE L. STEAD (2) (4)
1600 E. St. Andrew Place
Santa Ana, California

          CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF INGRAM MICRO, Santa Ana, California since 1996; Former Chairman and Chief Executive Officer of Legent Corporation, Herndon, Virginia, during 1995. From 1991 to 1994, Executive Vice President of AT&T, and Chairman and Chief Executive Officer of AT&T Global Information Solutions. During 1987 to 1991 held the positions of Chairman and Chief Executive Officer and, President and Chief Operating Officer of Square D Company. Vice President and Group Executive of Honeywell, Inc. in 1986; Vice President and General Manager of Honeywell, Inc. from 1982 to 1985; Chairman of Honeywell-Phillips Medical Electronics in 1981 and 1982. Graduate of University of Iowa and Harvard Advanced Management Program. Age 54. Previously served as a member of the TJ International, Inc. Board of Directors from 1988 to 1991; reelected to the Board in 1996. Currently a director of AccessLine Technologies, Inc.; API; Armstrong World Ind.; Autodesk, Inc.; RR Donnelley; TBG Holdings NV.


(1)       Member of the Executive Committee.
(2)       Member of the Executive Compensation Committee.
(3)       Member or member-to-be of the Audit Committee.
(4)       Member of the Nominating and Corporate Governance
          Committee.
(5) By virtue of their ownership of the Company's common stock or their positions as corporate officers, Messrs. Denig or Thomas may technically be considered under the reporting rules to be control persons of the Corporation.

                   COMMITTEES AND MEETINGS OF
                     THE BOARD OF DIRECTORS

          The Board of Directors presently consists of nine members - seven non-management and two management. Regular meetings are usually held quarterly. In 1996 there were four meetings of the full Board and ten committee meetings as described more fully below. Except Messrs. Findlay and Stead, no incumbent director attended fewer than 75% of the aggregate number of meetings of the Board and all committees of the Board of which the person is a member.

          The Board of Directors has established the following committees to deal with particular areas of responsibility:

1. The Executive Committee consists of any number of members, to include the Chairman of the Board and President, so designated by the full Board as specified in the Company's Bylaws. Currently, there are five members, three non-management directors and the two management directors. The Committee meets at such times as needed throughout the year at the request of management or at the direction of the Board. It exercises virtually all the powers of the Board in the management and direction of the business affairs of the Company that require immediate action. Any action taken by this Committee is reported to the full Board at its next regular meeting. The Committee did not meet in 1996. The current members of the Committee are: Thomas
          H. Denig, J. L. Scott, Harold E. Thomas, J. Robert Tullis, and William J. White.

2. The Executive Compensation Committee consists of three of the non-management directors. The Committee meets as needed to review and recommend to the full Board matters concerning the compensation of officers and the grant of incentives to key employees. The Committee is also responsible for keeping abreast of compensation programs in similar businesses in order to ensure that the Company remains competitive in the recruitment and retention of top quality employees. The Committee met five times in 1996. The current members of the Committee are: Jerre L. Stead, Steven C. Wheelwright, and William J. White.

3. The Audit Committee currently consists of three of the non-management directors. The Committee periodically reviews accounting policies, reporting practices, internal and external auditing and control, and other matters as appropriate. The Company's outside auditors, Vice President, Finance, Treasurer, internal auditor and various other top executives are generally requested by the Committee Chairman to attend the meetings as appropriate to answer questions posed by the Committee. The Committee met once in 1996. The current members of the Committee are: Robert B. Findlay, J. L. Scott, and J. Robert Tullis.

4. The Nominating and Corporate Governance Committee consists of three of the non-management directors. The Committee meets as needed to review, advise, and make recommendations to the full Board with respect to nominees to fill vacancies on the Board, and as to the general structure, responsibilities, and functions of the Board and its committees. The Committee will consider nominees recommended by stockholders to fill vacancies on the Board. Nominations by stockholders must be in writing, submitted on a timely basis, and directed to the Secretary of the Company. Nominations for consideration at the 1998 annual stockholders' meeting must be received by the Company no later than December 31, 1997. The Committee met twice in 1996. The current members of the Committee are: Robert B. Findlay, Jerre L. Stead, and Steven C. Wheelwright.

          During 1996, there were no Executive Compensation
Committee interlocks or other relationships requiring disclosure under applicable rules of the Securities and Exchange Commission.

                    COMPENSATION OF DIRECTORS

          Directors' fees are determined by the Board of Directors. All directors who were not officers during fiscal 1996 received fees of $3,600 per year, with each Committee Chairman receiving an additional $3,600 per year, both the retainer and chairman fees to be paid in semi-annual installments of $1,800 each; $2,000 for each Board meeting attended in person; $500 for each committee meeting attended in person on the same day as a Board meeting; and $1,000 for each committee meeting attended in person on a day other than the day of a Board meeting. Fees for any Board or committee meeting attended via telephone call are one-half the regular fees. Directors who are officers receive no directors' fees.

          In addition, with stockholder approval, the Company implemented the Amended and Restated Restricted Stock Plan for Non-Employee Directors in 1993. Under this Plan, once every three years each non-employee director of the Company is granted 2,000 shares of common stock subject to a three-year "earn-out" whereby 33 1/3% of the shares vest after each succeeding year of service as a director. Each director has the right, commencing on the date of grant, to receive dividends and to vote the shares of common stock. A director is not entitled to delivery of the shares or to sell or transfer them until the end of the three-year period or the earlier termination of his status as an eligible nonemployee director. If the recipient of such shares becomes ineligible before the end of the three-year period, the nonvested shares are forfeited to the Company. If the stockholders approve the Non-Employee Directors 1997 Stock Plan (see Proposal 2 below), all unvested awards under this plan will be cancelled.

         PROPOSED NON-EMPLOYEE DIRECTORS 1997 STOCK PLAN
                          (PROPOSAL 2)

          At its meeting on February 13, 1997, the Board of Directors adopted, subject to stockholder approval, a stock plan containing both non-statutory stock option provisions and stock award provisions for non-employee directors of the Company (the "Directors Plan"). Approval of the Directors Plan requires the affirmative vote of a majority of the Company's shares present at the annual meeting, in person or by proxy, and entitled to vote.

          The following summary of the proposed Directors Plan is qualified in its entirety by the terms of the Directors Plan itself. A copy of the Directors Plan is attached to this Proxy
Statement as Appendix A.

HISTORY AND BACKGROUND

          Non-employee directors previously participated in a restricted stock plan that provided for periodic awards of restricted stock. Because the restricted stock plan involved direct awards of stock, instead of options to purchase stock, non-employee directors benefitted even in the absence of appreciation in the stock price. With the implementation of the new stock option plan for key employees, as described on pages 16-18 of this Proxy Statement, senior management and the Board of Directors proposed the new Directors Plan to more closely align the financial incentives of non-employee directors with the Company's performance and stockholders' return on investment.

THE BOARD'S RECOMMENDATION; REASONS FOR ADOPTING THE DIRECTORS
PLAN

          THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE PLAN. The purpose of the Directors Plan is to promote the best interests of the Company and its stockholders by providing a compensation arrangement which will help to attract and retain non-employee directors whose services are considered essential to the Company's continued progress by providing them with long-term financial incentives to increase the value of the Company. To underscore the Board's emphasis on stock ownership by management through the implementation of stock ownership guidelines for management, the Board also imposed a stock ownership guideline for non-employee directors of three times directors annual cash compensation. All non-employee directors currently meet the guideline. The ownership guideline will be reviewed periodically by the Board and may be adjusted at the Board's discretion.

DIRECTORS PLAN DESCRIPTION

          The purpose of the Directors Plan is to encourage ownership in the Company by outside directors of the Company, and to provide further incentive to outside directors to remain as directors of the Company. The Directors Plan would be administered by and at the sole discretion of the Board of Directors; and options under the Directors Plan could be granted to any director who is not an employee or officer of the Company or any of its subsidiaries. The Board has decided to grant each outside director in 1997 options to purchase 4,000 shares and in each subsequent year options to purchase 2,000 shares under the Directors Plan. The Board decided to grant options for more shares in 1997 because the restricted stock of outside directors that has not yet vested under the previous restricted stock plan will be cancelled if the stockholders approve the new plan. The exercise prices of these options will be the fair market value of the Company's common stock on the date the options are granted. In addition, non-employee directors first elected to the Board in 1997 or later years ("new directors") would be awarded 2,000 shares of restricted stock upon election to the Board. Also, non-employee directors who retire from service on the Board after completing at least one full term on the Board would be awarded 1,000 shares of stock if they have served on the Board for more than four but less than nine years, or 2,500 shares if they have served on the Board for nine or more years.

          The maximum number of shares that could be awarded or optioned and thereafter sold under the Directors Plan is 100,000 shares of the Company's common stock; and no awards or options could be granted under the Directors Plan after February 12, 2007. The maximum number of shares subject to options granted to any director in 1997 is 4,000. After 1997, the maximum number of shares subject to options granted to any director in any one year is 2,000. The ability of any director to receive grants of options is contingent upon the director satisfying the stock ownership guidelines established by the Board of Directors. The Board of Directors also could cancel all or part of the then unexercised options held by the director if the director did not timely satisfy the guidelines. New directors would be given three years to acquire a sufficient number of shares to meet the guidelines.

          The exercise price for stock options would be determined by the Board of Directors on the date of grant, but would in no event be less than the fair market value of the Company's stock on the date of grant. The exercise price for any option could be paid either in cash or with an assignment to the Company of other shares of Company stock, which have been owned by the director for at least six months prior to the date of exercise, sufficient to equal the exercise price, or a combination of both cash and shares.

          Stock options granted under the Directors Plan in 1997 would be exercisable in three installments: (1) options for 2,000 shares beginning one year after the date of grant, (2) options for 1,333 additional shares beginning two years after the date of grant, and (3) options for the remaining 667 shares beginning three years after the date of grant. Subsequent stock options granted under the Directors Plan would be exercisable in three equal installments beginning one year after the date of grant. The first installment would become exercisable one year after the date of grant; and annually thereafter, another installment would become exercisable. The options could be exercised, in whole or in part, at any time after the right to exercise has accrued. All options would expire, if unexercised, ten years from the date of grant.

          Stock awarded to new directors would be subject to restrictions on encumbrance or resale for a period of three years from the date the stock is awarded, and would be forfeited by any director who ceased being a non-employee director during that period. However, the restrictions would lapse and the stock would become non-forfeitable with respect to one-third of the shares of restricted stock after each succeeding year of the director's service on the Board.

          The Board of Directors can terminate or amend the Directors Plan at any time except with respect to previously granted options. The outstanding options and restricted stock awards would automatically change to reflect any stock split, stock dividend, combination of shares, merger or consolidation. The Board also would have discretion to adjust the amount of unrestricted stock awards and the annual limit on option grants if any of these events occurred. Unless certain special exercise provisions apply, no option could be exercised at any time unless the option holder is then a director of the Company. In addition, the Plan provides for accelerated vesting if certain "change of control" events occur. See Appendix A.

FEDERAL TAX CONSEQUENCES

          Under present federal income tax laws and regulations, there are no federal income tax con-sequences, either to the Company or an optionee, at the time options are granted under the Directors Plan. Upon the exercise of a non-statutory option, an option holder generally recognizes, in the year of exercise, ordinary income in an amount equal to the difference between the exercise price and the fair market value of the stock at the date of exercise; and the Company is entitled to an income tax deduction in the same amount. Similarly, at the time of an award of restricted stock there are no federal income tax consequences to the Company or the recipient of the award, unless the recipient files a written election to take the value of the restricted stock into income in the year of the award. Absent such an election, the recipient recognizes ordinary income, in the year the restrictions lapse, in an amount equal to the difference between the fair market value of the stock and the amount, if any, the recipient paid for the stock. The Company is entitled to an income tax deduction in the same amount the recipient takes into income for the year in which the recipient recognizes the income. In contrast, an unrestricted award of stock is considered ordinary income to the award recipient in an amount equal to the difference between what the recipient pays for the stock, if anything, and the fair market value of the stock on the date the stock is awarded.

OTHER

          The closing price of the Company's common stock traded in the over-the-counter market on March 24, 1997, as quoted in the Wall Street Journal was $19.88 per share.

          No options have been granted under the Director's Plan. Should stockholder approval be obtained for this Proposal Two, the Board would thereafter grant options for 4000 shares for each of the seven non-employee directors in 1997, exercisable in each case at the fair market value of the Company's common stock on the date of such grant.

               COMPENSATION OF EXECUTIVE OFFICERS

The following sections of the Proxy Statement set forth and discuss the compensation paid or granted during the last three years to the Company's five most highly compensated executive officers at the end of 1996.

         REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
                    ON EXECUTIVE COMPENSATION

OVERALL POLICY

          The Executive Compensation Committee of the Board of Directors consists of three non-management directors. It meets regularly to evaluate the performance of senior managers and makes recommendations to the full Board with respect to the promotion, continued tenure, and compensation of all officers of the Company and such officers of Trus Joist MacMillan a Limited Partnership ("TJM"), for which the Company is the 51% owner and managing partner, who report directly to the chief executive officer of the Company. These include the five most highly compensated executive officers of the Company and TJM (the "Named Executives"). The objective of the overall policy is to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to link executive and stockholder interests through providing incentives to managers toward maximizing long-term growth in earnings, to encourage executives to become significant owners of the Company's stock, and to provide each officer with an appropriate and competitive compensation package. The compensation package is intended to recognize individual effort and contribution as well as the overall results of the business.

          The Committee, the full Board, and management have adopted as a general philosophy that base salary for the officer group of the Company, including the Named Executives, should be targeted at or slightly above the midpoint (the 50th percentile) of the relevant market. Building materials companies and general industry companies (excluding financial and service companies) with revenues under one billion dollars has been chosen as the comparator group for the relevant market in assessing competitive pay for the individual's position and skill. Performance-based incentive compensation should make up a significant portion of total compensation, be based on annual performance that builds toward an increase in stockholder value, and be targeted at the 67th to 75th percentile for superior performance. However, the 1996 and 1997 incentive compensation programs target the midpoint of the relevant market. The stock option program is the primary long-term incentive compensation vehicle for both the Named Executives and other key employees. It provides an incentive not only to remain with the Company but also to perform in such a way as to increase the value of the Company's common stock over the long-term. The retirement programs of the Company are designed to be competitive with the comparator group. While each of these elements is also considered separately, the Committee in its deliberations attempts to take into account the total compensation package, including the Company's profit sharing and ESOP plan, as well as insurance and other benefits in addition to the more direct forms of compensation. The companies considered for the comparator group used for compensation purposes generally are not the same companies which comprise the published industry index in the Performance Graph included in this proxy statement. The Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that would be included in the published industry index established for comparing stockholder returns.

          The Committee also recognizes that in times of general economic distress it may not be economically practical to maintain total compensation, particularly for senior managers, within the targeted ranges. To ensure executive compensation is appropriately aligned with performance and the financial interest of the stockholders, and that senior managers share with those associates subject to layoff and shorter work weeks the financial impact of difficult economic conditions, it has been the practice of the Committee to recommend salary freezes or temporary salary reductions for senior managers during periods of general economic distress and poor corporate performance. As a result, the salaries of the officer group, including the Named Executives, were frozen during 1995 even though increases were granted to the Company's associate group in general.

SALARIES

          Salary levels of the Named Executives are reviewed once each year by the Committee, with any adjustments normally made effective June 1st of each year. The Committee may perform additional reviews of salary levels for specific individuals during the year in exceptional cases such as promotions and appointment and/or evaluation of new officers. In making its recommendations, the Committee evaluates the complexity and potential impact of operations under the Named Executive's responsibility, the salary levels and size of any adjustments being recommended for other officers and for the non-officer employee group, any relevant salary survey information, the profitability of the operations managed by the officer and of the Company as a whole, and the impact the specific individual has had on the profitability of the Company. The Committee also considers non-financial performance measures. These may include increases in market share, improvements in customer satisfaction, manufacturing productivity gains, and improvement in product quality. The Company occasionally engages professional salary consultants to evaluate the Company's executive compensation programs compared with the comparator group. The recommendations of the consultants are considered as relevant background information by the Committee and management. No one of the factors mentioned above is specifically more important than the others, but rather they are considered in aggregate.

          With respect to the base salary granted to Mr. Denig effective June 1, 1996, the Committee took into account a comparison of the base salaries of chief executive officers of the comparator group, the profitability of the Company's engineered lumber business, the successful sale of the Company's North American window operations, and the assessment by the Committee of Mr. Denig's individual performance. No one of these factors was particularly determinative as all the factors were considered. Mr. Denig was granted a base salary of $300,000 effective June 1, 1996, an increase of 9% over his base salary of $275,000 previously granted to him upon his election as President and Chief Executive officer of the Company on January 2, 1995. The salaries of the other Named Executives, effective

June 1, 1996, were evaluated by the Committee after considering all the above factors including the experience, performance, and competence of the individual Named Executives, as well as the fact that salaries of the officer group were frozen during all of 1995.

ANNUAL INCENTIVE COMPENSATION

          Incentive compensation programs are linked to annual business objectives and financial targets for the Company, which are driven in part by economic and industry circumstances. For the fiscal year ended December 28, 1996, principally a formula approach to bonuses was taken with the focus on three measures of performance: pre-tax return on capital employed (PROCE), unit volume sales growth, and gross margin improvements. The PROCE percentage indicates how well the Company performed in generating operating income given the capital employed in the process. The unit volume sales growth measures increases in market penetration. Eligible executives were assigned target bonus levels. The three measures of performance were then applied across the various levels of the individual executive's accountability. The weighting of each of these factors for individual executives was determined at the beginning of the year by a subjective evaluation of the executive's ability to influence the operating results at the various levels of accountability, and to place added emphasis on sales growth for new technology products. There was also a discretionary pool available which amounted to a total of 15% of the aggregate targeted officer bonuses based on year-end annualized salaries and target percentages. This pool was used to compensate where the formula bonuses did not appropriately reflect individual performance.

          For the fiscal year ended December 28, 1996, the Company's improvement in PROCE met the guidelines for a payout, and both the gross operating margin improvement and unit volume sales growth factors also resulted in payouts to the Named Executives. Additionally, discretionary amounts were granted to certain of the Named Executives based on an assessment as to individual performance. Based on the application of the formulas plus a discretionary grant, Mr. Denig was awarded a bonus equal to 42.5% of his year-end salary or $127,457. The bonus amounts indicated for 1996 in the Summary Compensation table on page 14 include both formula awards and any discretionary grant.

STOCK OPTIONS

          The Committee believes that stock ownership by management and employees is a major incentive in building stockholder value and aligning the interest of employees with those of the stockholders. Options are granted to individuals much deeper in the organization than is typical in the industry. Other equity incentives, primarily in the form of discounted matching stock purchase programs, are available to employees who do not participate in the stock option program. Stock options are granted pursuant to stock option plans approved by stockholders. Generally, stock option grants are in the form of nonstatutory options.

          Historically, the Committee has utilized discounted options, options with an exercise price of $1.00 per share, as the sole component of long-term incentive, and as the primary retirement and retention vehicle, for key managers, including the Named Executives. During the latter half of 1996, the Committee and management developed a new Long Term Incentive Plan (the "LTIP") as a replacement to the $1.00 per share discounted options. The LTIP includes the adoption of a fair market value stock option plan. See Proposal 3 on pages 16-18.

          The LTIP was developed in light of a number of factors:
The desire to increase focus on stockholder value created by providing greater incentive opportunities tied to achieving stockholder results; a desire to provide a long-term incentive opportunity more in line with the interests of stockholders in that gains accrue only to the extent share price appreciates; a decision to eliminate incentive programs that provide imbedded gains at grant regardless of the current stock value; and, recent changes to other Company benefit programs for all Company associates which also resulted in a competitive retirement program going forward for managers.

          The first core element of the LTIP is to encourage managers to own a significant amount of Company stock. Minimum stock ownership guidelines were implemented for senior managers, including the Named Executives, to ensure that senior managers have a significant personal financial stake in the future of the Company. Mr. Denig has an ownership guideline of two times his base salary, while all other participants have a guideline of one times base salary, tentatively increasing to 2.5 and 1.5 times base salary, respectively, in 1999. The guideline amounts will be reviewed regularly by the Committee to make sure they are set at appropriate levels. If an eligible manager does not meet the minimum ownership guideline, no additional long-term incentive grants will be made until the guideline is achieved. As a transition into the new program, eligible managers were given the opportunity to buy the number of shares equal to their individual ownership guideline amount from the Company at market price, with a long-term, interest-bearing, 9-year recourse loan from the Company available to finance the purchase. Loans in the amounts indicated on page 14 were provided to executive officers.

          The second core element of the LTIP is annual grants of nonstatutory options with an exercise price equal to the fair market value of Company stock on the date of grant ("FMV options"). The purpose in using FMV options is to reward participants for contributions to the Company's long-term success, measured primarily by increased stockholder value. Such options encourage management to look for opportunities to increase the value of the Company's common stock, which will benefit all stockholders.The new FMV options will be exercisable 33 1/3% after one year, 66 2/3% after two years, and 100% after three years. Any unexercised options expire 10 years after the date of grant.

          At the program roll-out in December 1996, eligible managers who were subject to and met the ownership guidelines received a final, one-time grant of $1.00 per share discounted options equal to one-half their ownership guideline and FMV options equal to two and one-half times their ownership guideline.The Committee does not anticipate granting any additional options to senior managers until 1998. In the future, only FMV options will be granted, except in rare circumstances, such as the hiring of a new senior manager or to recognize extraordinary individual performance. The ultimate value of these options depends on the future growth and price of the Company's stock.

          If the employee ceases to be employed by the Company, all unexercised options, whether exercisable or not, are generally forfeited. However, as a matter of policy and upon specific Board action, if the termination is due to retirement at age fifty-five or older, death or permanent or total disability, or is involuntary but not for cause, the exercisability of options outstanding at least three years on the date employment ceases can be accelerated. The rate of acceleration is 100% of the eligible unvested options if the termination is due to retirement at age fifty-five or older. The rate is 3% for each year of service for that employee in all other qualified terminations. In other words, a 20-year employee terminating prior to age fifty-five could have 60% of the otherwise unvested options which have been outstanding at least three years become exercisable.

          The Committee takes into account the number of options granted in prior years to a particular individual, including the Named Executives, and the current stock price, as well as the Company's competitive compensation philosophy described earlier when determining the size of current year option grants to that individual.

          In 1996, stock options were granted to the Named Executives as indicated in the Option Grants During Fiscal 1996 table on page 15. In recognition of his performance as chief executive officer of the Company, Mr. Denig was granted $1.00 per share discounted stock options for 15,000 shares in May 1996 prior to implementation of the LTIP. In December 1996 pursuant to the LTIP roll-out, Mr. Denig was granted $1.00 per share discounted options for 15,000 shares and $21.38 per share FMV options for 75,000 shares.

          The new fair market value stock option plan being submitted to stockholders for approval provides for the granting of options to purchase 1,500,000 shares of the Company's common stock. To partially mitigate the stock dilution associated with the stock option plan, the Company initiated a $15,000,000 stock buy-back program in February 1997.

SEVERANCE

          The Committee determines the terms and conditions of any severance arrangements with its executive officers and key management personnel on a case-by-case basis, taking into account the officer's tenure with the Company, his or her responsibilities and duties, and contribution to the business and operations of the Company.

POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT

          Section 162(m) of the Internal Revenue Code, enacted in 1993, generally limits the corporate deduction for compensation paid to the Named Executives to one million dollars, unless the compensation is performance-based. The Committee has carefully considered the impact of this new tax code provision on the Company's incentive plans, and believes that, due the current and projected levels of compensation, the limits of Section 162(m) will not apply to the compensation paid the Company's Named Executives in the near future. However, if in the future the limits of Section 162(m) do apply, the Committee expects to consider the net cost to the Company in making all compensation decisions.

CONCLUSION

          Through the programs described above, a significant portion of the Company's executive compensation is linked directly to individual and corporate performance and stock price appreciation. The Committee intends to continue the policy of linking executive compensation to corporate performance and returns to stockholders, recognizing that the cyclicality of the business may from time to time result in compensation for its senior managers being above or below its general target ranges during any one year.

William J. White, Chairman
Jerre L. Stead
Steven C. Wheelwright

                        PERFORMANCE GRAPH

The following graph provides a comparison of the five year cumulative total return (assuming reinvestment of dividends) for the Standard and Poor's 500 Index, the Value Line Building
Materials Industry Group, and the Company.

[GRAPH]


[Legend]
TJ International    100.00  97.51 265.01 157.27 165.88 211.05

[Legend]
Building Materials  100.00 105.19 136.22 102.22 140.98 156.99

[Legend]
S & P 500           100.00 107.79 118.66 120.56 165.78 204.32
                           Assumes $100 invested at the close
                           of trading on the last trading day of
                           1991.

                              -13-

                  EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION

                                                     LONG-TERM
                      ANNUAL COMPENSATION           COMPENSATION
               --------------------------------------------------
(a)                 (b)       (c)       (d)     (g)       (i)
                                              OPTIONS
NAME AND          FISCAL                      GRANTED   ALL OTHER
PRINCIPAL POSITION YEAR  SALARY (1)    BONUS  (NUMBER)  COMP (2)
-----------------------------------------------------------------
THOMAS H. DENIG    1996  $290,729    $127,457 105,000   $ 24,377
President and CEO  1995   267,225      39,693  15,000     23,714
                   1994   220,974      68,032   7,000     22,530

ROBERT J. DINGMAN  1996   186,266      71,138  34,500     13,569
Senior Vice        1995   169,539      12,622   3,500     12,813
President, TJM     1994   161,992      33,424   3,500      8,754

RANDY W. GORUK     1996   189,139      60,802  34,500     14,311
Senior Vice        1995   169,540      18,887   3,500     13,728
President, TJM     1994   159,071      32,485   3,500     16,446

PATRICK D. SMITH   1996   190,411      61,612  34,500     15,849
Senior Vice        1995   159,982      36,587   5,000     14,710
President, TJM     1994   126,754      52,610   2,500     13,846

JODY B. OLSON (3)  1996   126,521     132,518  23,000     18,242
Vice President,    1995   127,932      15,340   3,500      9,801
Corporate          1994   120,506      30,389   2,500      7,640
Development

(1) Includes compensation reduction amounts contributed by the Company to the Profit Sharing Plan for the benefit of the named executive and cash profit sharing distributions.

(2) Includes Company contributions to defined contribution retirement plans, other than compensation reduction amounts described in note (1). The amounts reported represent the contributions that became vested during fiscal 1996 without regard to the year in which the contributions were made.

(3) Mr. Olson received a special one-time bonus award of $100,000 from the Board of Directors for his work in accomplishing the sale of the Company's window business.

(4) Columns for "Other Annual Compensation," "Restricted Stock Award(s)" and "LTIP Payouts" are excluded because the Company had no such compensation items or amounts. The Company makes available no special fringe benefits to its executive officers not made available to all full-time employees other than stock options. The Company, as a matter of philosophy, does not provide company cars, subsidized travel, club memberships, or like perquisites to its executive officer group.

(5) As described in the Report of the Executive Compensation Committee included in this Proxy Statement beginning on page 9, as part of the LTIP, the Board set ownership guidelines for certain key employees, including the Named Executives. Each participant was given the right to purchase shares of the Company's common stock from the Company at the prevailing market price at the time of the purchase. The Company agreed, at the election of each participant, to lend a portion of the purchase price of the shares purchased through full recourse, interest bearing loans from the Company to the participant. In January 1997, the Company made loans to the following executive officers in the amounts shown, which in each case is the largest amount outstanding since December 31, 1995, and is the amount of principal, exclusive of accruing but unpaid interest, outstanding on March 24, 1997: Thomas H. Denig, $106,875; Robert J. Dingman, $213,750; Valerie A. Heusinkveld, $213,750; Patrick D. Smith, $213,750; Floyd J. Juday, $128,250; Jody B. Olson, $128,250; James H. Ware, $128,250;
     and Richard B. Drury, $106,875. The loans will mature in a lump sum on December 31, 2005, and interest will accrue at the rate of 6.01% per annum, the "applicable federal rate" (the "AFR") for January 1997, when the loans were made. Because the purchase price of the stock was the prevailing market price, and the interest rate on the loans was the AFR, the Company did not impute any income to the participants from the loans.


OPTION GRANTS DURING FISCAL 1996


                                   INDIVIDUAL GRANTS
     -------------------------------------------------------
(a)         (b)     (c)        (d)       (e)          (f)
          OPTIONS %OF TOTAL
          GRANTED  OPTIONS  EXERCISE  EXPIRATION  GRANT DATE
NAME        (1)    GRANTED  PRICE (1)    DATE       VALUE (2)
----------------------------------------------------------------
THOMAS H. DENIG  15,000    13.5%   $ 1.00      5-22-06 $  208,350
                 15,000    20.3%     1.00     12-19-06    253,650
                 75,000    11.1%    21.38     12-19-06    672,000
                 -----------------------------------------------
                105,000    12.1%                       $1,134,000

ROBERT J. DINGMAN 4,500     4.0%     1.00      5-22-06 $   62,505
                  5,000     6.8%     1.00     12-19-06     84,550
                 25,000     3.7%    21.38     12-19-06    224,000
                 -----------------------------------------------
                 34,500     4.0%                       $  371,055

RANDY W. GORUK    4,500     4.0%     1.00      5-22-06 $   62,505
                  5,000     6.8%     1.00     12-19-06     84,550
                 25,000     3.7%    21.38     12-19-06    224,000
                 -----------------------------------------------
                 34,500     4.0%                       $  371,055

PATRICK D. SMITH  4,500     4.0%     1.00      5-22-06 $   62,505
                  5,000     6.8%     1.00     12-19-06     84,550
                 25,000     3.7%    21.38     12-19-06    224,000
                 -----------------------------------------------
                 34,500     4.0%                       $  371,055

JODY B. OLSON     5,300     4.5%     1.00      5-22-06 $   69,450
                  3,000     4.1%     1.00     12-19-06     50,730
                 15,000     2.2%    21.38     12-19-06    134,400
                 -----------------------------------------------
                 23,000     2.7%                       $  254,580

EXECUTIVE       257,500    38.1%   21.38      12-19-06 $2,307,200
OFFICERS AS
A GROUP

ALL OTHER       417,500    61.9%   21.38      12-19-06 $3,740,800
EMPLOYEES


(1)  The options granted become exercisable as follows:

     (a)         5-22-96 $1.00 grant:   40% three years after
                                        date of grant, the
                                        remaining 60% in 20%
                                        annual installments
                                        commencing five years
                                        after date of grant

     (b)         12-19-96 $1.00 grant:  100% three years after
                                        date of grant

     (c)         12-19-96 $21.38 grant: in 33 1/3% annual
                                        installments commencing
                                        one year after date of
                                        grant

     All unexercised options expire ten years after date of grant. Except as expressly provided in the plans or accelerated by the Board in accordance with plan provisions and company policy, if an optionee ceases to be employed by the Company, all options, whether otherwise exercisable or not, are immediately forfeited at no cost to the Company.

(2)  Grant date value is determined under the modified Black
     Scholes option pricing model. The assumptions used in this methodology include:

     grant date                    5-22-96    12-19-96 12-19-96
     option price per share        $  1.00    $   1.00 $  21.38
     grant date market value
                 per share         $ 18.75    $  21.38 $  21.38
     annual stock volatility
                 factor             0.3245      0.2609   0.2609
     risk free rate of return         6.8%        6.5%     6.5%
     annual dividend yield         $  0.22    $   0.22 $   0.22
     vesting discount                85.4%       91.5%    94.3%

     The Company does not believe that any model can accurately determine the future value of an option because such values depend on future unpredictable factors. The future values realized may vary significantly from the values estimated by this or any other model. Any future values realized will ultimately depend upon the excess of the market value of the stock over the exercise price on the date the option is exercised.

                              -15-

AGGREGATED OPTION EXERCISES IN FISCAL 1996
AND FISCAL 1996 YEAR-END OPTION VALUES

(a)              (b)       (c)                (d)      (e)
                                        NUMBER OF     VALUE OF
                                        UNEXERCISED UNEXERCISED
                                        OPTIONS AT  OPTIONS AT
                                        YEAR END    YEAR END(2)

          SHARES
       ACQUIRED ON     VALUE     EXERCISABLE/  EXERCISABLE/
NAME     EXERCISE    REALIZED(1) UNEXERCISABLE UNEXERCISABLE
----------------------------------------------------------------
THOMAS H. DENIG   11,536   $230,984     10,000      $  126,200
                                       157,600       1,796,775

ROBERT J. DINGMAN  1,440     29,700      9,200         197,800
                                        52,060         589,165

RANDY W. GORUK     7,800    166,241      5,000          63,100
                                        55,780         669,145

PATRICK D. SMITH     138      2,656      4,600          81,140
                                        45,780         453,895

JODY B. OLSON        9,040   153,920         0               0
                                        39,560         530,415

(1) Value realized is the market value on date of exercise less exercise price. These amounts are subject to federal and state income taxation.

(2) Value of unexercised options at year end represents market value at year end less exercise price. It does not consider the volatility of the underlying stock, the vesting schedule of the options, or the risk of forfeiture.


         PROPOSED KEY EMPLOYEES' 1996 STOCK OPTION PLAN
                          (PROPOSAL 3)

     At its meeting on December 19, 1996, the Board of Directors adopted, subject to stockholder approval, its TJ International, Inc. Key Employees' 1996 Stock Option Plan (the "Plan"). Approval of the Plan requires affirmative vote of the majority of the Company shares present at the annual meeting, in person or by proxy, and entitled to vote. The Board granted 675,000 options under the Plan in December 1996, at an exercise price of $21.38 per share, the closing price of the common stock on December 18, 1996, subject to stockholder approval of the Plan at this meeting.

     To mitigate the dilution resulting from the exercise of options under the Plan, at its December 19, 1996 meeting the Board also authorized a stock repurchase program for up to $15,000,000 of Company common stock, which was initiated in February 1997.

     The value of the options granted under the Plan will be charged to the Trus Joist MacMillan partnership; as such, the costs are effectively shared by the Company and its joint venture partner, MacMillan Bloedel, in direct relation to their respective ownership percentages.

     The following summary of the proposed Plan is qualified in its entirety by the terms of the Plan itself. A copy of the Plan is attached to this Proxy Statement as Appendix B.

HISTORY AND BACKGROUND

     As described in the Report of the Executive Compensation Committee included in this Proxy Statement beginning on page 9, historically, the Company has utilized $1.00 per share discounted options as the sole component of long-term incentive, and as the primary retirement and retention vehicle, for key employees. During the latter half of 1996, the LTIP was developed, including the adoption of a fair market value stock option plan, as a replacement to the $1.00 per share discounted options. This change was motivated by a desire to provide a long-term incentive program more in line with the interests of stockholders in that gains accrue only to the extent share price appreciates, and to eliminate incentive programs that provide imbedded gains at grant regardless of the current stock value.

Recent changes to other Company benefit programs for all Company associates also resulted in a competitive retirement program going forward for managers.

THE BOARD'S RECOMMENDATION; REASONS FOR ADOPTING THE PLAN

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE PLAN. The
Company believes the Plan provides the necessary degree of alignment between management's financial rewards, the Company's performance and the stockholders' return on investment.

     The Plan is based on annual grants of FMV options, nonstatutory options with an exercise price equal to the fair market value of Company stock on the date of grant. The purpose in using FMV options is to reward participants for contributions to the Company's long-term success, measured primarily by increased stockholder value. Such options encourage management to look for opportunities to increase the value of the Company's common stock, which will benefit all stockholders. The Board also decided to add an element which encourages managers to own a significant amount of Company stock. Minimum stock ownership guidelines were implemented for senior managers to ensure that senior managers have a significant personal financial stake in the future of the Company. If an eligible manager does not meet the minimum ownership guideline, no additional long-term incentive grants will be made until the guideline is achieved. As of January 15, 1997, all eligible participants in the new Plan had met their individual stock ownership guideline.

NEW PLAN BENEFITS

     The number and value of options granted under the Plan in 1996 to Named Executives, Executive Officers as a group, and All
Other Employees as a group is included in the Executive
Compensation Tables beginning on Page 14 of this Proxy Statement.

PLAN DESCRIPTION

     The Plan would be administered by and at the sole discretion of the Board of Directors; and options under the Plan could be granted to any key management employee (including any officer) of the Company or any of its subsidiaries.

     The maximum number of shares which could be optioned and thereafter sold under the Plan is 1,500,000 shares of the Company's common stock; and no options could be granted under the Plan after December 18, 2006.

     The exercise price for all stock options would be determined by the Board of Directors on the date of grant, but would in no event be less than the fair market value of the Company's common stock on the date of grant. The exercise price for any option, plus any individual income and employment taxes required to be collected by the Company upon exercise, could be paid either in cash, or with an assignment to the Company of other shares of Company common stock, which have been owned by the employee for at least six (6) months prior to the date of exercise, sufficient to equal the price plus taxes, or a combination of both cash and shares.

     The Board of Directors would specify in any option agreement the time or times when an option may be exercised and the number of shares subject to the option. All options would expire, if unexercised, ten years from the date of grant. Options could not be transferred except by will or the laws of descent and distribution, except that non statutory options may be assigned to a spouse or lineal descendent, the trustee of a trust for the benefit of a spouse or lineal descendent, or a partnership of which a spouse and lineal descendants are the only partners.

     The Board of Directors could terminate or amend the Plan at any time except with respect to previously granted options. The outstanding options would automatically change to reflect any stock split, stock dividend, combination of shares, merger or consolidation.

     Unless certain special exercise provisions, such as upon death or disability, apply, no option could be exercised at any time unless the option holder is then an employee of the Company or one of its subsidiaries. In addition, the Plan provides for accelerated vesting if certain "change of control" events occur. See Appendix B.

     In connection with the Company's stock ownership guidelines adopted by the Board of Directors pursuant to LTIP, if options are granted under this Plan and the executive thereafter no longer satisfies the applicable stock ownership guideline, the Board of Directors has the discretion to cancel all or part of the then unexercised options held by the executive under this Plan, and no further options could be granted to the executive until the ownership guideline was met.

FEDERAL TAX CONSEQUENCES

     Under present federal income tax laws and regulations, there are no federal income tax consequences, either to the Company or an optionee, at the time options are granted under the Plan. Upon the exercise of a nonstatutory option, an optionee generally recognizes, in the year of exercise, ordinary income in an amount equal to the difference between the exercise price and the fair market value of the stock at the date of exercise; and the Company is entitled to an income tax deduction in the same amount. Ordinarily, the exercise of an incentive stock option is not a taxable event; and, if certain holding requirements are satisfied, tax is deferred until the sale of shares acquired upon such exercise; and the optionee will recognize capital gain equal to the difference between the sale price and the exercise price. Typically, the Company is not entitled to an income tax deduction in connection with the exercise of incentive stock options.

OTHER

     The closing price of the Company's common stock traded in the over-the-counter market on March 24, 1997, as quoted in the Wall Street Journal, was $19.88 per share.

     Key management employees comprise the group for which options are intended to be granted under this Plan. Included in that group are some or all officers of the Company, including two
(2) of the Company's Directors who are also officers and employees of the Company and are, therefore, eligible to be considered for options under the Plan.

       RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                          (PROPOSAL 4)

     Upon the recommendation of its Audit Committee, the Board of Directors has reappointed Arthur Andersen LLP as independent auditors for the fiscal year ending January 3, 1998, and is requesting ratification by the stockholders for such reappointment.

     Arthur Andersen LLP has been auditing the accounts of the Company and its subsidiaries since 1972, the year the Company first registered with the Securities and Exchange Commission.In recommending ratification by the stockholders of the appointment of that firm, the Board of Directors is acting upon the recommendation of the Audit Committee, which is composed entirely of non-management directors, and has satisfied itself as to the firm's professional competence and standing.

     The Audit Committee of the Board of Directors has reviewed the audit and non-audit professional services provided to the Company by Arthur Andersen LLP, and has determined that the performance of the non-audit services would not adversely affect the audit independence of Arthur Andersen LLP. Included in the audit services are the examination of the annual financial statements of the Company and its subsidiaries, limited reviews of interim financial statements, and examination of the annual financial statements for the Company's employee deferred benefit plans.

     In the event this proposal is defeated, the adverse vote will be considered as a direction to the Board of Directors to select other auditors for the next fiscal year. However, because of the difficulty and expense of making any substitution of auditors after the beginning of a fiscal year, it is contemplated that the appointment for the 1997 fiscal year will be permitted to stand unless the Board of Directors finds other reasons for making a change.

     Ratification of the appointment of Arthur Andersen LLP as independent auditors requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the meeting, in person or by proxy, and entitled to vote. In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against the proposal.

     Representatives of Arthur Andersen LLP are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 4.

                      STOCKHOLDER PROPOSALS

     From time to time stockholders present proposals which may be proper subjects for inclusion in the Proxy Statement and for consideration at the annual meeting. To be considered, proposals must be submitted on a timely basis. Proposals for the 1998 annual stockholders' meeting must be received by the Company no later than December 31, 1997. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

                          OTHER MATTERS

     As of the date of this Proxy Statement, the only business which the Company intends to present is that heretofore set forth, together with regular financial and other reports by officers of the Company. If any other matter or matters are properly brought before the meeting, or any adjournments thereof, it is the intention of the proxyholders to vote the shares represented by proxy on such matters in accordance with their judgment.

     In the absence of instructions to the contrary, the proxyholders intend to vote the shares represented by proxy in favor of (1) election as directors of the nominees specified in the Proxy Statement; (2) adoption of the Non-Employee Directors 1997 Stock Plan; (3) adoption of the Key Employees' 1996 Stock Option Plan; and, (4) ratification of appointment of Arthur Andersen LLP as the Company's independent auditors.

     The undersigned hereby certifies that the information given in this Proxy Statement is true and complete in every respect to the best of my knowledge and belief.

DATED:           At Boise, Idaho, the 10th day of April, 1997.

                           TJ INTERNATIONAL, INC.
                           Richard B. Drury
                           Secretary and Treasurer

                           APPENDIX A


                   THE TJ INTERNATIONAL, INC.
             NON-EMPLOYEE DIRECTORS 1997 STOCK PLAN

     This Non-Employee Directors 1997 Stock Plan (the "Plan") of
TJ INTERNATIONAL, INC., a Delaware corporation (the "Company") contains both nonstatutory stock option provisions and stock award provisions.

     1.          Purpose of the Plan.

     The purpose of the Plan is to encourage ownership in the Company by outside directors of the Company (individually, a "Non-Employee Director," or collectively, the "Non-Employee Directors") whose continued services are considered essential to the Company's continued progress and thus to provide them with an opportunity to share in the future success of the Company and with a further incentive to remain as directors of the Company.

     Options granted under this Plan ("Options") are non-statutory stock options which are not entitled to special tax treatment under Section 422 of the Internal Revenue Code.

     2.          Administration of the Plan.

     (a) The Plan shall be administered by the Board of Directors of the Company (the "Board").

     (b) Subject to the provisions of the Plan, the Board shall have authority in its discretion (i) to construe and interpret the Plan and all Options granted hereunder, to determine the terms and provisions (and amendments thereof) of the Options granted under the Plan; (ii) to define the terms used in the Plan and in the Options granted thereunder; (iii) to prescribe, amend or rescind rules and regulations relating to the Plan; (iv) to make all other determinations necessary or advisable for the administration of the Plan; and (v) to exercise all powers expressly granted to the Board by this Plan and all other powers deemed by the Board, in its discretion, to be necessary or desirable to accomplish the intent and purposes of the Plan. All determinations and interpretations made by the Board shall be binding and conclusive on all participants in the Plan and on their legal representatives and beneficiaries.

     (c) Any action of the Board with respect to the Plan shall be taken by a majority vote at a meeting of the Board or by written consent of a majority of the Board without a meeting.

     (d) The Board may, if it deems advisable, appoint a Stock Option Committee, consisting of not less than two (2) Non-Employee Directors of the Company appointed by the Board, to carry out such functions and to serve such terms as the Board may designate. However, all Options granted under this Plan shall be granted by the Board unless the Board expressly authorizes the Stock Option Committee to grant Options under this Plan. For purposes of this Section 2(d) only, "Non-Employee Director" means a director who meets the criteria of Rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934 (i.e., a director who, at the time he exercises discretion concerning this plan (1) is not an officer or employee of the Company or any subsidiary or parent of the Company; (2) does not receive compensation, either directly or indirectly, from the Company or any subsidiary or parent of the Company in any capacity other than as a director, except for an amount that would not need to be disclosed under 17 C.F.R.
Section 229.404(a); (3) does not possess an interest in any other transaction required to be disclosed under 17 C.F.R.
Section 229.404(a); and (4) is not engaged in a business relationship required to be disclosed under 17 C.F.R.
Section 229.404(a)).

     3.          Maximum Number of Shares Subject to Plan.

     The maximum number of shares of the Company's $1.00 per value common stock ("Stock") that may be issued under the Plan, whether in direct stock awards ("Awards") or upon exercise of Options or both, shall be One Hundred Thousand (100,000) shares of Stock, subject to adjustment in accordance with Section 14 of the Plan. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares of Stock subject thereto shall (unless the Plan shall have been terminated) again be available for other Awards or Options to be granted under the Plan. Shares of Stock subject to Options granted under this Plan may be made available, as the Board shall determine from time to time, from authorized but unissued shares of Stock or issued shares of Stock which have been reacquired by the Company. Shares of Stock delivered under the Plan shall be fully paid, validly issued and nonassessable.

     4.          Participation in the Plan.

     Each member of the Board who is not an officer or employee of the Company or any of its subsidiaries or affiliates shall be eligible to participate in the Plan.

     5.          Duration of Plan and Options.

     Unless the Plan shall theretofore have been terminated as provided in Section 18, the Plan shall terminate on February 12, 2007, and no Options shall be granted and no Stock Awards shall be made under this Plan after the date on which the Plan terminates. Notwithstanding any other provision of this Plan, no Option may be exercised after ten (10) years from the date of grant of such Option. Unexercised Options shall expire ten (10) years after date of grant.

     6.          Grant of Options.

     The Board shall have authority to grant each eligible director Options to purchase Stock subject to the terms set forth in Section 7.

     7.          Terms of Options.

     (a) The exercise price per share of Stock subject to each Option shall be determined by the Board at the time of granting each individual Option hereunder and shall be set forth in the applicable Option Agreement; but in no event shall the exercise price of an Option be less than the fair market value of the Company's Stock on the date the Option is granted. The fair market value of such shares shall be determined by the Board on the basis of published market quotations; but in no event shall the fair market value so determined be less than the closing price of the publicly traded shares of Stock on the trading day immediately preceding the date on which the Option is granted, as quoted in the Wall Street Journal or successor generally recognized business journal or, if such business journal does not list the published market quotation, then on the NASDAQ reporting system or successor reporting system.

     (b) In 1997, the Board shall have authority in its discretion to grant eligible directors Options to purchase up to Four Thousand (4,000) shares of Stock. The Options granted in 1997 shall be exercisable as follows: (i) Options to purchase up to Two Thousand (2,000) shares of Stock may be exercisable beginning one (1) year after the grant; (ii) Options to purchase up to an additional One Thousand Three Hundred Thirty-Three (1,333) shares of Stock may be exercisable beginning two (2) years after the grant; and (iii) Options to purchase the remaining additional shares (i.e. up to Six Hundred Sixty-Seven
(667)) of Stock may be exercisable beginning three (3) years after the grant. Each year after 1997, the Board shall have authority in its discretion to grant eligible directors Options to purchase up to Two Thousand (2,000) shares of Stock. Such Options shall be exercisable in three (3) equal annual installments beginning one (1) year after the grant. The Board shall prescribe in the applicable Option Agreement the time or times when an Option may be exercised and the number of shares of Stock subject to the Option. Each Option shall expire and all rights to purchase Stock thereunder shall cease on the date fixed by the Board in the Option Agreement.

     8.          Time of Option Grant.

     No Option shall be deemed to have been granted until it has been duly executed in writing by the Company. The grant of an Option pursuant to the Plan shall be effective as of the date of the Board meeting (or written consent in lieu of a meeting) approving the grant of the Option, but only if a written Option Agreement containing the terms and conditions of the Option shall thereafter be duly executed and delivered by or on behalf of the Company and the director to whom such Option is granted. The Option Agreement shall be dated as of the date of the meeting (or written consent) of the Board at which grant of the Option was approved.

     9.          Exercise of Options.

     (a) Except as hereinafter expressly provided, no Option may be exercised at any time unless the holder thereof is at the time of exercise a director of the Company. After an Option or an installment of an Option becomes exercisable, such Option or installment may be exercised in full or in part at any time prior to its expiration or termination as provided in this Plan.

     (b) Options may be exercised by giving written notice to the Company specifying the number of shares of Stock to be acquired, accompanied by the entire exercise price for such shares either (i) in cash (or by certified or cashier's check or money order), or (ii) in the form of an assignment to the Company of sufficient other shares of Stock, which have been owned by the Option holder for at least six months before the date of exercise, having a fair market value equalling such exercise price, or (iii) in a combination of such cash and Stock. If shares of Stock are used to pay the exercise price in whole or in part, such shares shall be valued on the basis of published market quotations; but in no event shall the fair market value so determined be less than the closing price of the publicly traded shares of Stock on the trading day immediately preceding the date on which the Option holder exercises the Option, as quoted in the Wall Street Journal or successor generally recognized business journal or, if such business journal does not list the published market quotation, then on the NASDAQ reporting system or successor reporting system.

     (c) Payment of the exercise price may also be made by delivering to the Company a properly executed exercise notice together with irrevocable instructions to the Company to deliver, to a securities broker specified in the notice, the certificate for the Stock acquired upon exercise of the Option and further irrevocable instructions to the specified broker to deposit the Stock in the Option holder's cash account (if the Stock is to be sold to pay the exercise price) or his/her margin account (if the exercise price is to be funded by a margin loan) and to promptly deliver to the Company the Stock sale or margin loan proceeds in the amount of the exercise price. The Board may adopt regulations establishing a mechanism by which this payment method shall be implemented in accordance with Federal Reserve Board Regulation T.

     (d) Notwithstanding anything contained herein to the contrary, the issuance date of the shares of Stock issued upon the exercise of the Option shall be the date the cash and/or Stock received by the Company is appropriately recorded in the Company's books and records. No person entitled to exercise any Option granted under the Plan shall have any of the rights and privileges of a stockholder of the Company in respect to any shares of Stock issuable upon exercise of such Option until certificates representing such shares shall have been issued and delivered.

     10.         Stock Ownership Guidelines.

     (a) Directors otherwise eligible to receive Options under this Plan ("Participants") will observe a stock ownership guideline as described herein (the "Guideline"). Each Participant will own a number of shares of Stock determined by the Board. The Board may change the Guideline in its sole discretion from time to time by notice to each Participant. For purposes of determining whether the Participant meets the Guideline, the Participant may calculate the number of Eligible Shares the Participant owns at the time of receipt of any such notice. "Eligible Shares" shall mean (i) shares of Stock held (whether in certificated form or in street name) directly in sole ownership or in joint ownership with a spouse, and (ii) shares of Stock held (whether in certificated form or in street name) indirectly in beneficial ownership or in joint beneficial ownership with a spouse in a trust, family limited partnership or similar estate planning vehicle.

     (b) In consideration for a Participant's compliance with the Guideline, the Participant will be eligible to receive grants of Options under the Plan in each year in which the Guideline is satisfied. If Options are granted under this Plan to a Participant because the Participant has satisfied the applicable Guideline and the Participant later sells, or otherwise transfers, enough Stock so that the Participant no longer satisfies the applicable Guideline, the Participant shall not be eligible to receive grants of additional Options under the Plan until the Participant again satisfies the applicable Guideline, and the Board may, in its discretion, cancel all or any part of the then unexercised Options held by the Participant under this Plan.

     (c) Notwithstanding the foregoing, any director first elected to the Board (a "new director") after the effective date of this Plan, shall not be required to satisfy the Guideline until the end of the three-year period beginning on the date the new director is first elected. The Board contemplates that new directors will obtain, through the exercise of Options or otherwise, sufficient shares of Stock over this three-year period to satisfy the Guideline. To assist new directors in accomplishing that objective, each new director shall be entitled to receive, at the time of his or her first election to the Board, a grant of Two Thousand (2,000) shares of Stock, which shall be subject to the restrictions set forth in Section 10(d).

     (d) A stock certificate representing the number of shares granted shall be registered in the Participant's name but shall be held in custody by the Company for the Participant's account. The Participant shall have all rights and privileges of a stockholder as to such shares, except that, unless otherwise provided in this Section 10(d), the following restrictions shall apply: (i) the Participant shall not be entitled to delivery of the certificate until the completion of three years of service (the "Earn-out Period") as an eligible director; (ii) none of the shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Earn-out Period; (iii) the shares shall be forfeited and all rights of the Participant to such shares shall terminate unless the Participant has remained an eligible director of the Company for the entire Earn-out Period except that 33-1/3% of the shares shall become non-forfeitable after each succeeding year of service as an eligible director following the date of grant. If a Participant ceases to be an eligible director before the end of the Earn-out Period for any reason (including, without limitation, becoming an ineligible employee director), the Participant shall forfeit all shares with respect to which the appropriate years of service as an eligible director have not been completed and all restrictions on the shares that have become non-forfeitable shall lapse. The forfeited shares shall be transferred to the Company without further action by the Participant, and a certificate for the non-forfeitable shares shall be delivered to the Participant or the Participant's beneficiary or estate, as the case may be. If a Participant remains an eligible director to the end of the Earn-out Period, the restrictions on the shares shall lapse and a stock certificate for the full number of shares granted pursuant to Section 10(c) shall be delivered, free of all such restrictions, to the Participant. The Company shall not be required to deliver any fractional share of Stock but will pay, in lieu thereof, the fair market value (measured as of the date the restrictions lapse) of such fractional share to the Participant or the Participant's beneficiary or estate, as the case may be.

     11.         Special Exercise Provisions.

     (a) At any time after the date of grant, an Option shall be exercisable (notwithstanding any contrary provisions of this Plan or any Option Agreement under this Plan) with respect to the full number of shares subject to that Option:

                 (1) During the period commencing as of the effective date of any agreement entered by the Company or the stockholders of the Company to dispose of all or substantially all of the assets or stock of the Company by means of a sale, reorganization, liquidation, or otherwise, and ending two (2) years after the disposition of assets or stock contemplated by the agreement; or

                 (2)      During the two (2) year period
commencing on the date any person or group (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of
1934) commences, or announces the intent to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by the person or group of at least thirty percent (30%) of the common stock then outstanding, or acquires, or obtains the right to acquire, beneficial ownership of at least twenty percent (20%) of the common stock then outstanding.

     (b) After an Option holder's service on the Board terminates for any reason other than death or permanent and total disability, the Option holder may exercise his/her Options that were exercisable as of his/her last day of service on the Board within thirty (30) days after the date he/she ceased to serve on the Board. Any Options that were not yet exercisable as of the Option holder's last day of service on the Board shall immediately be cancelled on the date he/she ceases to serve on the Board. All Options not exercised by the Option holder shall expire on the thirty-first (31st) day after the Option holder's last day of service on the Board.

     12.         Death/Disability of the Option Holder.

     (a) If an Option holder dies or becomes totally and permanently disabled while serving on the Board, all of his/her Options, whether or not previously exercisable, shall become exercisable upon the date of his/her death or disability. The Options shall continue to be exercisable until the earlier of the expiration date of the Option and two (2) years from the date of death or disability.

     (b) If an Option holder dies after termination of service on the Board, the Options that were exercisable on the date of his/her death may be exercised by the personal representative of his/her estate, his/her heir or his/her legatee until the earlier of the expiration date of the Option and two
(2) years from the date of death.

     (c) If deemed by the Board to be in the best interest of the Company, any Option granted to an Option holder who is not a citizen of the United States may include a cash settlement right ("Cash Settlement Right"). Cash Settlement Rights shall be subject to such terms and conditions not inconsistent with the other provisions of this Plan as the Board shall determine, provided that:

                 (1)      A Cash Settlement Right shall be
exercisable only after the Option holder's death, by a legatee or legatees of the Cash Settlement Right under the Option holder's last will, by the personal representative of the Option holder's estate or by the Option holder's heirs or distributees, and only to the extent the Option in which the Cash Settlement Right is included is exercisable. Notwithstanding the preceding sentence, a Cash Settlement Right is exercisable only when the fair market value of a share of Stock exceeds the exercise price specified in the Option.

                 (2) A Cash Settlement Right shall entitle the Option holder's legatee, personal representative, heir or distributee (as the case may be) to surrender to the Company unexercised the Option, or portion thereof, to which it is related, or any portion thereof, and to receive from the Company in exchange therefor cash in an amount equal to the excess of the fair market value on the date of exercise of one share of Stock over the exercise price per share specified in such Option multiplied by the number of shares of Stock subject to the Option, or portion thereof, which is so surrendered. The Board of Directors may elect to settle the Company's obligation arising out of the exercise of a Cash Settlement Right by payment of cash or by check.

     13.         Stock Awards.

     In addition to Options which may be granted as provided above, upon retirement from the Board, each eligible director who has completed at least one full term of service on the Board shall be entitled to receive (i) a grant of One Thousand (1,000) shares of Stock if such director has served on the Board for more than four (4) but less than nine (9) years or (ii) a grant of Two Thousand Five Hundred (2,500) shares of Stock if such director has served on the Board for nine (9) or more years. Except as otherwise provided below, each grant pursuant to this Section 13 shall become effective and the eligible director shall be entitled to receive all of such shares of Stock on the last day such director serves on the Board prior to retirement therefrom (the "last day of service"). Notwithstanding the foregoing, an eligible director may elect to defer receipt of shares of Stock granted pursuant to this Section 13 ratably over a five-year period commencing on the last day of service; provided, however, such election shall not be effective unless contained in a written instrument signed by the eligible director and delivered to the Company not less than 90 days prior to the last day of service. Such election, by the terms of such instrument, shall be irrevocable as of the date of its execution. Such instrument also shall designate a beneficiary to receive the shares of Stock in the event the eligible director dies prior to the expiration of such five-year period; the beneficiary so designated shall receive the shares of Stock in such amounts and at such times as would the eligible director had he or she survived. Shares of Stock granted pursuant to this Section 13 shall become non-forfeitable immediately upon grant on the last day of service.

     14.         Adjustments.

     The number of shares subject to the Plan and to Options granted under the Plan shall be adjusted as follows:

     (a) In the event that the Company's outstanding common stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to Options therefore granted thereunder and the exercise price of such Options shall be proportionately adjusted; provided, however, that no fractional share or shares shall be effected by such an event.

     (b) In the event of any merger or consolidation of the Company with any other corporation or corporations, there shall be substituted for each share of Stock then subject to the Plan, whether or not at the time subject to the outstanding Options, the number and kind of shares of stock or other securities into which each outstanding share of Stock of the Company shall be converted by such merger or consolidation.

     (c) The number of shares to be granted as Awards of restricted stock under Section 10 as Stock Awards under Section 13 shall be adjusted upon the occurrence of the events described in Section 14(b). The Board may, in its discretion, adjust the number of shares to be granted as Stock Awards under Section 10 and Section 13 upon the occurrence of the events described in
Section 14(a).

     (d) The Board may, in its discretion, adjust the annual limitation on Options in Section 7(b) upon the occurrence of the events described in Sections 14(a) and (b).

     15.         Effective Date of Plan.

     The effective date of this Plan shall be February 13, 1997, subject to subsequent approval thereof by the holders of one-half
(1/2) of all the issued and outstanding voting stock in the Company.

     16.         Non-Transferability of Options.

     (a) Except as provided in subsection (b) next below, no Option granted under this Plan shall be transferrable by any Option holder otherwise than by will or the laws of descent and distribution; and, during an Option holder's lifetime, his/her Options shall be exercisable only by him/her.

     (b) Notwithstanding the provisions of subsection (a) above, an Option holder, at any time before his/her death, may assign all or any portion of any Option granted to him/her to (i) his/her spouse or lineal descendant, (ii) the trustee of a trust for the primary benefit of his/her spouse or lineal descendant, or (iii) a partnership of which his/her spouse and lineal descendants are the only partners. In such event, the spouse, lineal descendant, trustee or partnership will be entitled to the right to exercise the assigned portion of such Option, subject to all of the terms, conditions and restrictions applicable to the Option, as set forth in this Plan and in the related Option Agreement immediately prior to the effective date of the assignment. (For example, the provisions of this Plan and the Option Agreement dealing with termination of service on the Board, death and disability shall continue to apply with respect to the Option holder's termination of service on the Board, death or disability and not with respect to the termination of service, death or disability of any other person to whom the Option has been assigned.) Any such assignment will be permitted only if (i) the Option holder does not receive any consideration therefor, and (ii) the assignment is expressly permitted by the applicable Option Agreement as approved by the Board. Any such assignment shall be evidenced by an appropriate written document executed by the Option holder, and a copy thereof shall be delivered to the Company on or before the effective date of the assignment.

     17.         Termination and Amendment.

     The Board may at any time suspend or terminate the Plan. The
Board may also amend or revise the terms of the Plan. However, no such action shall:

     (i)         Change the class of persons eligible to receive
                 Options;

     (ii) Without the consent of the Option holder, change or impair any Option previously granted;

     (iii) Increase the maximum number of shares subject to Options hereunder;

     (iv)        Change the minimum exercise price;

     (v)         Change the limitations on the Options; or

     (vi) Increase the time limitations on the grant of Options.

     Nothing in this Section 17 shall prevent adjustments required by Section 14 hereof.

                           APPENDIX B

                   THE TJ INTERNATIONAL, INC.
              KEY EMPLOYEES' 1996 STOCK OPTION PLAN

     This plan is a stock option plan that contains both "incentive" stock option and nonstatutory stock option provisions (the "Plan"), under which options can be granted from time to time to eligible employees of TJ INTERNATIONAL, INC., a Delaware corporation (the "Company"), or any of its subsidiary corporations (the "Option Holders"), to purchase shares of the Company's $1.00 par value common stock ("Stock") subject to the limitations, provisions and requirements hereinafter stated.

     1.          Purpose of the Plan.

     The general purpose of the Plan is to aid in attracting, developing and retaining a management capable of insuring the future success of the Company. The Plan is designed to aid the Company in retaining the services of key management employees of the Company, or any of its subsidiaries, including the officers of the Company, as may be determined in the discretion of the Board of Directors from time to time; to attract new management personnel needed for future operations and growth; to offer such present and future key employees additional incentives to put forth maximum efforts for the future success of the Company; and to afford them opportunities to obtain or increase a proprietary interest in the Company, and thereby, to have an opportunity to share in such future success. Options granted under this Plan are intended to qualify either as "incentive" stock options ("Incentive Options") under IRC Section 422A of the Internal Revenue Code of 1986, as now or here-after amended ("Internal Revenue Code"), or, if so elected by the Board of Directors, as stock options which do not meet the requirements of IRC Section 422A of the Internal Revenue Code ("Nonstatutory Options"). Incentive Options and Nonstatutory Options are collectively referred to as "Options."

     2.          Administration of the Plan.

     (a) The Plan shall be administered by the Board of Directors of the Company.

     (b) Subject to the provisions of the Plan, the Board of Directors shall have authority in its discretion (i) to construe and interpret the Plan and all Options granted hereunder, to determine the terms and provisions (and amendments thereof) of the Options granted under the Plan (which need not be identical), including such terms and provisions (and amendments) as shall be required in the judgment of the Board of Directors to provide that Incentive Options under the Plan will be treated as "incentive" stock options under the Internal Revenue Code or to conform to any change in any law or regulation applicable thereto; (ii) to define the terms used in the Plan and in the Options granted thereunder; (iii) to prescribe, amend or rescind rules and regulations relating to the Plan; (iv) to determine the individuals to whom and the time or times at which Options shall be granted, the types of Options granted, the number of shares subject to each Option, the exercise price for Options, and the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for the purposes of the Plan; (v) to make all other determinations necessary or advisable for the administration of the Plan; and (vi) to exercise all powers expressly granted to the Board of Directors by this Plan and all other powers deemed by the Board of Directors, in its discretion, to be necessary or desirable to accomplish the intent and purposes of the Plan. All determinations and interpretations made by the Board of Directors shall be binding and conclusive on all participants in the Plan and on their legal representatives and beneficiaries.

     (c) Any action of the Board of Directors with respect to the Plan shall be taken by a majority vote at a meeting of the Board of Directors or by written consent of a majority of the Board of Directors without a meeting.


     (d) The Board of Directors may, if it deems advisable, appoint a Stock Option Committee, consisting of not less than two (2) Non-Employee Directors of the company appointed by the Board of Directors, to carry out such functions and to serve such terms as the Board may designate. However, all Options granted under this Plan shall be granted by the Board of Directors of the Company unless the Board expressly authorizes the Stock Option Committee to grant Options under this Plan. For purposes of this Plan, "Non-Employee Director" means a director who meets the criteria of Rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934 (i.e., a director who, at the time he exercises discretion concerning this plan (1) is not an officer or employee of the Company or any subsidiary or parent of the Company; (2) does not receive compensation, either directly or indirectly, from the Company or any subsidiary or parent of the Company in any capacity other than as a director, except for an amount that would not need to be disclosed under 17 C.F.R. Section 229.404(a); (3) does not possess an interest in any other transaction required to be disclosed under 17 C.F.R. Section 229.404(a); and (4) is not engaged in a business relationship required to be disclosed under 17 C.F.R. Section 229.404(a)).

     3.          Maximum Number of Shares Subject to Plan.

     The Board of Directors may grant Options to purchase from the Company not more than One Million Five Hundred Thousand (1,500,000) shares of Stock, subject to adjustment in accordance with Section 13 of the Plan. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares of Stock subject thereto shall (unless the Plan shall have been terminated) again be available for other Options to be granted under the Plan. Shares of Stock subject to Options granted under this Plan may be made available, as the Board of Directors of the Company shall determine from time to time, from authorized but unissued shares of Stock or issued shares of Stock which have been reacquired by the Company. Shares of Stock delivered under the Plan shall be fully paid, validly issued and nonassessable.

     4.          Selection of Option Holders.

     Options shall be granted only to such key management employees, including officers of the Company or any of its subsidiaries, as may from time to time be selected by the Board of Directors of the Company, subject to the provisions herein contained. No Option shall be granted to a Director or officer who is not an employee of the Company or one of its subsidiaries. No Incentive Option shall be granted to an employee who immediately before such grant owned stock representing more than ten percent (10%) of the voting power or value of all classes of stock of the Company or any of its subsidiaries unless the exercise price is at least one hundred ten percent (110%) of the fair market value of the Stock subject to the Incentive Option at the time of the grant, and such Incentive Option is not exercisable more than five (5) years after the date such Option was granted.

     5.          Duration of Plan and Options.

     Unless the Plan shall theretofore have been terminated as provided in Section 18, no Options shall be granted under this Plan later than December 18, 2006. Notwithstanding any other provision of this Plan, no Option may be exercised after ten (10) years from the date of grant of such Option. Unexercised Options shall expire ten (10) years after date of grant.

     6.          Terms of Options.

     (a) The exercise price per share of Stock subject to each Option shall be determined by the Board of Directors of the Company at the time of granting each individual Option hereunder and shall be set forth in the applicable Option Agreement; but in no event shall the exercise price of an Option be less than the fair market value of the Company's Stock on the date the Option is granted. The fair market value of such shares shall be determined by the Board of Directors on the basis of published market quotations; but in no event shall the fair market value so determined be less than the closing price of the publicly traded shares of Stock on the trading day immediately preceding the date on which the Option is granted, as quoted in the Wall Street Journal or successor generally recognized business journal or, if such business journal does not list the published market quotation, then on the NASDAQ reporting system or successor reporting system.

     (b) The Board of Directors shall have authority in its discretion to prescribe in any Option Agreement the time or times when an Option may be exercised and the number of shares of Stock subject to the Option. Each Option shall expire and all rights to purchase Stock thereunder shall cease on the date fixed by the Board in the Option Agreement.

     7.          Incentive Options.

     The provisions of this Section 7 apply only to Incentive
Options:

     The aggregate fair market value (determined as of the date of grant) of shares of Stock for which "incentive" stock options are exercisable for the first time by an employee under all stock option plans of the Company or any of its subsidiaries, shall not exceed $100,000 during any calendar year.

     8.          Time of Option Grant.

     No Option shall be deemed to have been granted until it has been duly executed in writing by the Company. The grant of an Option pursuant to the Plan shall be effective as of the date of the Board meeting (or written consent in lieu of a meeting) approving the grant of the Option, but only if a written Option Agreement containing the terms and conditions of the Option shall thereafter be duly executed and delivered by or on behalf of the Company and the employee to whom such Option is granted. The Option Agreement shall be dated as of the date of the meeting (or written consent) of the Board of Directors at which grant of the Option was approved.

     9.          Exercise of Options.

     (a) Except as hereinafter expressly provided, no Option, whether Incentive or Nonstatutory, may be exercised at any time unless the Option Holder thereof is at the time of exercise an employee of the Company or one of its subsidiaries. After an Option or an installment of an Option becomes exercisable, such Option or installment may be exercised in full or in part at any time prior to its expiration or termination as provided in this Plan.

     (b) Options may be exercised by giving written notice to the Company specifying the number of shares of Stock to be acquired, accompanied by the entire exercise price for such shares either (i) in cash (or by certified or cashier's check or money order), or (ii) in the form of an assignment to the Company of sufficient other shares of Stock, which have been owned by the Option Holder for at least six months before the date of exercise, having a fair market value equalling such exercise price, or (iii) in a combination of such cash and Stock. If shares of Stock are used to pay the exercise price in whole or in part, such shares shall be valued on the basis of published market quotations; but in no event shall the fair market value so determined be less than the closing price of the publicly traded shares of Stock on the trading day immediately preceding the date on which the Option Holder exercises the Option, as quoted in the Wall Street Journal or successor generally recognized business journal or, if such business journal does not list the published market quotation, then on the NASDAQ reporting system or successor reporting system.

     (c) Payment of the exercise price may also be made by delivering to the Company a properly executed exercise notice together with irrevocable instructions to the Company to deliver, to a securities broker specified in the notice, the certificate for the Stock acquired upon exercise of the Option and further irrevocable instructions to the specified broker to deposit the Stock in the Option Holder's cash account (if the Stock is to be sold to pay the exercise price) or his/her margin account (if the exercise price is to be funded by a margin loan) and to promptly deliver to the Company the Stock sale or margin loan proceeds in the amount of the exercise price. The Board of Directors may adopt regulations establishing a mechanism by which this payment method shall be implemented in accordance with Federal Reserve Board Regulation T.

     (d) In addition to payment of the exercise price upon exercise of an Option under this Plan, the Company shall require the recipient of the Stock to remit to the Company an amount sufficient to satisfy all applicable federal and state income tax withholding requirements resulting from the exercise, either (i) in cash (or by certified or cashier's check or money order), or (ii) in the form of an assignment to the Company of sufficient other shares of Stock which have been owned by the Option Holder for at least six months before the date of exercise, having a fair market value equalling such withholding tax, or (iii) in a combination of such cash and Stock. Stock surrendered under this Section 9(d) shall be valued at its fair market value on the date the amount of withholding tax is determined.

     (e) Notwithstanding anything contained herein to the contrary, the issuance date of the shares of Stock issued upon the exercise of the Option shall be the date the cash and/or Stock received by the Company is appropriately recorded in the Company's books and records. No person entitled to exercise any Option granted under the Plan shall have any of the rights and privileges of a stockholder of the Company in respect to any shares of Stock issuable upon exercise of such Option until certificates representing such shares shall have been issued and delivered.

     10.         Stock Ownership Guidelines.

     The Company anticipates that some of the Options granted pursuant to this Plan will be granted under the Company's Long Term Stock Ownership Incentive Program to eligible executives ("Executives") who satisfy Stock ownership guidelines set forth in the Company's Leveraged Stock Purchase Plan (the "Stock Purchase Plan"). If Options are granted under this Plan to an Executive because the Executive has satisfied the Stock ownership guidelines in the Stock Purchase Plan and the Executive later sells, or otherwise transfers, enough Stock of the Company so that the Executive no longer satisfies the applicable Stock ownership guideline, the Board of Directors may, in its discretion, cancel all or any part of the then unexercised Options held by the Executive under this Plan.

     11.         Special Exercise Provisions.

     At any time after the date of grant, an Option shall be exercisable (notwithstanding any contrary provisions of this Plan or any Option Agreement under this Plan) with respect to the full number of shares subject to that Option:

                 (1) During the period commencing as of the effective date of any agreement entered by the Company or the stockholders of the Company to dispose of all or substantially all of the assets or stock of the Company by means of a sale, reorganization, liquidation, or otherwise, and ending two (2) years after the disposition of assets or stock contemplated by the agreement; or

                 (2) During the two (2) year period commencing on the date any person or group (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) commences, or announces the intent to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by the person or group of at least thirty percent (30%) of the common stock then outstanding, or acquires, or obtains the right to acquire, beneficial ownership of at least twenty percent (20%) of the common stock then outstanding.

     12.         Termination of Employment.

     (a) If an Option Holder's employment with the Company is terminated for cause (as defined in Section 12(e)) or if the Option Holder voluntarily terminates employment with the Company for any reason other than death, permanent and total disability or retirement after age 55 pursuant to the terms of a retirement program of the Company, the Option Holder may exercise his/her Options that were exercisable as of his/her last day of employment within thirty (30) days after the date he/she ceased employment. Any Options that were not yet exercisable as of the Option Holder's last day of employment shall immediately be cancelled on the date he/she ceases employment. All Options not exercised by the Option Holder shall expire on the thirty-first
(31st) day after the Option Holder's last day of employment.

     (b) If an Option Holder's employment with the Company is terminated involuntarily but not for cause (as defined in Section 12(e)), the Option Holder may exercise his/her Options that were exercisable as of his/her last day of employment during a period to be determined by the Board of Directors of the Company, but in no event less than thirty (30) days or more than one (1) year for Incentive Options and two (2) years for Nonstatutory Options after his/her last day of employment. The Board of Directors shall also have discretion to determine what additional Options, if any, held by the Option Holder on his/her last day of employment shall be exercisable during the exercise period the Board establishes.

     (c) If an Option Holder retires after reaching age fifty-five (55) pursuant to the terms of a retirement program of the Company, his/her Options that were exercisable as of his/her last day of employment shall continue to be exercisable and, for each year of the Option Holder's service with the Company, an additional three percent (3%) of his/her Options that were not previously exercisable shall become immediately exercisable upon his/her retirement. Incentive Options shall continue to be exercisable until the earlier of the expiration date and two
(2) months after the Option Holder's retirement; and Nonstatutory Options shall continue to be exercisable until the earlier of the expiration date and two (2) years after the Option Holder's retirement.

     (d) A leave of absence approved in writing by the Chief Executive Officer of the Company or, in the case of the Chief Executive Officer, by the Board of Directors, shall not be deemed a termination of employment for the purposes of this
Section 11; but no Option may be exercised during any such leave of absence except during the first three (3) months thereof.

     (e) For purposes of this Plan, "cause" means the Option Holder has (i) committed any act detrimental to the Company's interest, such as any form of dishonesty, including theft; criminal or other conduct involving moral turpitude connected with employment or that otherwise reflects adversely upon the Company's reputation or operations; violation of any noncompetition agreement; unauthorized disclosure of proprietary or confidential information; sabotage or destruction of the Company's property or equipment; refusal to return property, documents, or information belonging to or originating with the Company; willful or intentional violation or disregard of Company policy; repeated performance or conduct problems; refusal to follow supervisory directions or instructions; unlawful harassment or discrimination; or similar acts or reasons; or (ii) engaged in any other type of conduct or behavior detrimental to the Company's safe and efficient operation, the orderly closure, elimination, sale, leasing or subcontracting out of the Option Holder's job, operation or department, and/or its other business interests.

     13.         Death/Disability of the Option Holder.

     (a) If an Option Holder dies or becomes totally and permanently disabled while employed by the Company, all of his/her Options, whether or not previously exercisable, shall become exercisable upon the date of his/her death or disability. The Options shall continue to be exercisable until the earlier of the expiration date of the Option and two (2) years from the date of death or disability; provided that in the case of an Option Holder's disability, all Incentive Options shall expire no later than one (1) year after the date of disability.


     (b) If an Option Holder dies after termination of employment with the Company, the Options that were exercisable on the date of his/her death may be exercised by the personal representative of his/her estate, his/her heir or his/her legatee until the earlier of the expiration date of the Option and two
(2) years from the date of death.

     (c) If deemed by the Board of Directors to be in the best interest of the Company, any Option granted to an Option Holder who is not a citizen of the United States may include a cash settlement right ("Cash Settlement Right"). Cash Settlement Rights shall be subject to such terms and conditions not inconsistent with the other provisions of this Plan as the Board of Directors shall determine, provided that:

                 (1) A Cash Settlement Right shall be exercisable only after the Option Holder's death, by a legatee or legatees of the Cash Settlement Right under the Option Holder's last will, by the personal representative of the Option Holder's estate or by the Option Holder's heirs or distributees, and only to the extent the Option in which the Cash Settlement Right is included is exercisable. Notwithstanding the preceding sentence, a Cash Settlement Right is exercisable only when the fair market value of a share of Stock exceeds the exercise price specified in the Option.

                 (2) A Cash Settlement Right shall entitle the Option Holder's legatee, personal representative, heir or distributee (as the case may be) to surrender to the Company unexercised the Option, or portion thereof, to which it is related, or any portion thereof, and to receive from the Company in exchange therefor cash in an amount equal to the excess of the fair market value on the date of exercise of one share of Stock over the exercise price per share specified in such Option multiplied by the number of shares of Stock subject to the Option, or portion thereof, which is so surrendered. The Board of Directors may elect to settle the Company's obligation arising out of the exercise of a Cash Settlement Right by payment of cash or by check.

     14.         Adjustments.

     The number of shares subject to the Plan and to Options granted under the Plan shall be adjusted as follows:

     (a) In the event that the Company's outstanding common stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to Options
                              B-5
therefore granted thereunder and the exercise price of such Options shall be proportionately adjusted; provided, however, that no fractional share or shares shall be effected by such an event.

     (b) In the event of any merger or consolidation of the Company with any other corporation or corporations, there shall be substituted for each share of Stock then subject to the Plan, whether or not at the time subject to the outstanding Options, the number and kind of shares of stock or other securities into which each outstanding share of Stock of the Company shall be converted by such merger or consolidation.

     15.         Disclosure.

     If an employee shall sell or otherwise dispose of the Stock acquired upon exercise of any Incentive Option either (i) before the expiration of a two (2) year period after the date of the grant of the Incentive Option, or (ii) before the expiration of a one (1) year period after the transfer of the Stock to him/her, the employee agrees to inform the Company of such sale and all details thereof, including the number of shares sold, selling price, ordinary income realized thereon, and such other reasonable details as may be requested by the Company.

     16.         Effective Date of Plan.

     The effective date of this Plan shall be December 19, 1996, subject to subsequent approval thereof by the holders of one-half
(1/2) of all the issued and outstanding voting stock in the Company.

     17.         Non-Transferability of Options.

     (a) Except as provided in subsection (b) next below, no Option granted under this Plan shall be transferrable by any Option Holder otherwise than by will or the laws of descent and distribution; and, during an Option Holder's lifetime, his/her Options shall be exercisable only by him/her.

     (b) Notwithstanding the provisions of subsection (a) above, an Option Holder, at any time before his/her death, may assign all or any portion of any Nonstatutory Option granted to him/her to (i) his/her spouse or lineal descendant, (ii) the trustee of a trust for the primary benefit of his/her spouse or lineal descendant, or (iii) a partnership of which his/her spouse and lineal descendants are the only partners. In such event, the spouse, lineal descendant, trustee or partnership will be entitled to the right to exercise the assigned portion of such Option, subject to all of the terms, conditions and restrictions applicable to the Option, as set forth in this Plan and in the related Option Agreement immediately prior to the effective date of the assignment. (For example, the provisions of this Plan and the Option Agreement dealing with termination of employment, death and disability shall continue to apply with respect to the Option Holder's termination of employment, death or disability and not with respect to the termination of employment, death or disability of any other person to whom the Option has been assigned.) Any such assignment will be permitted only if (i) the Option Holder does not receive any consideration therefor, and
(ii) the assignment is expressly permitted by the applicable Option Agreement as approved by the Board of Directors. Any such assignment shall be evidenced by an appropriate written document executed by the Option Holder, and a copy thereof shall be delivered to the Company on or before the effective date of the assignment.

     18.         Termination and Amendment.

     The Board of Directors of the Company may at any time suspend or terminate the Plan. The Board may also amend or revise the terms of the Plan. However, no such action shall:

     (i) Change the class of employees eligible to receive Options;

     (ii) Without the consent of the Option Holder, change or impair any Option previously granted;

     (iii) Increase the maximum number of shares subject to Options hereunder;

     (iv)        Change the minimum exercise price;

     (v)         Change the limitations on the Options; or

     (vi) Increase the time limitations on the grant of Options.

     Nothing in this Section 18 shall prevent adjustments required by Section 14 hereof.

                           APPENDIX C
                       FORM OF PROXY CARD

                     TJ INTERNATIONAL, INC.

ANNUAL MEETING - 1997                                  PROXY
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Harold E. Thomas and Thomas H. Denig as Proxyholders, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of the Company held of record by the undersigned on March 24, 1997, at the annual meeting of stockholders to be held on May 21, 1997, or any adjournment thereof.

1. ELECT AS DIRECTORS THE FOUR (4) NOMINEES TO HOLD OFFICE FOR THREE YEARS: Joyce A. Godwin, J.L. Scott, Harold
          E. Thomas, and William J. White
          / /  FOR ALL NOMINEES (EXCEPT AS INDICATED ON THE LINE
               PROVIDED BELOW)
          / /  WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES
To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

-----------------------------------------------------------------
2.        ADOPT THE TJ INTERNATIONAL,
          INC. NON-EMPLOYEE DIRECTORS
          1997 STOCK PLAN          / /FOR  / /AGAINST  / /ABSTAIN

3.        ADOPT THE TJ INTERNATIONAL,
          INC. KEY EMPLOYEES' 1996
          STOCK OPTION PLAN        / /FOR  / /AGAINST  / /ABSTAIN

4.        RATIFY THE APPOINTMENT OF
          ARTHUR ANDERSEN LLP AS THE
          COMPANY'S INDEPENDENT
          AUDITORS FOR THE FISCAL
          YEAR ENDING JANUARY 3,
          1998                     / /FOR  / /AGAINST  / /ABSTAIN

5. IN THEIR DISCRETION, THE PROXYHOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING SUCH MATTERS WHICH THE BOARD OF DIRECTORS DID NOT KNOW A REASONABLE TIME BEFORE THIS SOLICITATION OR PROXIES WOULD BE PRESENTED AT THE MEETING.

THE SHARES REPRESENTED BY THIS PROXY IF PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1,2,3 AND 4. IF EXECUTED IN SUCH MANNER AS NOT TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE, THIS PROXY SHALL BE DEEMED TO GRANT SUCH AUTHORITY.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                              Date________________________, 1997

                              __________________________________
                              Signature

                              __________________________________
                              Signature, if held jointly

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE.